                                                                     EXHIBIT 1.1

THE CONFIDENTIAL PORTION OF THIS CONTRACT HAS BEEN OMITTED PURSUANT TO REGULATION 240.25B-2(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.





                RESEARCH, LICENSE, SUPPLY AND ROYALTY AGREEMENT





                                    BETWEEN





                          SCHERING AKTIENGESELLSCHAFT





                                      AND





                     RIBOZYME PHARMACEUTICALS INCORPORATED





                                 APRIL 9, 1997

                               TABLE OF CONTENTS

                                                                Page No.
                                                                --------
Section I     DEFINITIONS                                          2

Section II    RESEARCH DILIGENCE; DELIVERABLES                     11

Section III   COMMERCIALIZATION; OWNERSHIP OF
              REGULATORY APPLICATIONS                              11

Section IV    JOINT RESEARCH COMMITTEE AND
              RESEARCH PLAN                                        13

Section V     DESIGNATION LISTING OF SCHERING
              SEQUENCES                                            16

Section VI    OWNERSHIP OF TECHNOLOGY; GRANT OF
              LICENSES                                             17

Section VII   RESEARCH PAYMENTS AND SECURED LOAN                   21

Section VIII  MILESTONE PAYMENTS                                   21

Section IX    ROYALTY PAYMENTS; THIRD PARTY
              ROYALTIES; CROSS-ROYALTIES                           24

Section X     MANUFACTURING AND SUPPLY                             33

Section XI    PAYMENTS                                             44

Section XII   TAX MATTERS                                          44

Section XIII  PATENTS                                              45

Section XIV   CONFIDENTIALITY                                      52

Section XV    REPRESENTATIONS AND WARRANTIES OF RPI                59

Section XVI   REPRESENTATIONS AND WARRANTIES OF
              SCHERING                                             60

Section XVII  SURVIVAL AND INDEMNIFICATION                         60

Section XVIII TERM, TERMINATION, AND EXPIRATION                    64

Section XIX   MISCELLANEOUS                                        68

                           EXPANDED TABLE OF CONTENTS


ARTICLE I  - DEFINITIONS

Affiliate
Bonus Royalty
Cech Patents
Change in Control
Clinical Transfer Price
COGS
Control or Controlled
CTI
Designation
Developed Technology
Disclosing Party
Drug Approval Application
Endogenous Ribozyme
Environmental Law
Exogenous Ribozyme
FDA
Field
First Commercial Sale
First Milestone Payment
Gene Target
GLP
Hazardous Materials
IND
Information
Laboratory Notebooks
Live Claim
Manufacturing Term
Milestone Payments
Net Sales
NDA
Non-Ribozyme Product
Phase II Clinical Trials
Pivotal Clinical Trials
Purchase Agreement
[  ] Product
[  ] Technology
Recipient
Regulatory Approval
Research Committee

Research Payment
Research Plan
Research Transfer Price
Ribozyme
Ribozyme Product
Ribozyme Technology
Royalty
Royalty Term
RPI Royalty Term
RPI Base Technology
Schering Base Technology
Schering Screens
Schering Sequences
Sublicensees
Term
Third Party
Transfer Price
Validation Period
Worldwide Target

ARTICLE II - RESEARCH DILIGENCE; DELIVERABLES
2.1    Diligence
2.2    Number of Scientists
2.3    Laboratory Notebooks
2.4    Deliverables


ARTICLE III - COMMERCIALIZATION; OWNERSHIP OF REGULATORY
                 APPLICATIONS
3.1    Commercialization
3.2    Ownership of IND and Drug Approval Applications
3.3    No Obligation to Develop Ribozyme Products or Non-Ribozyme Products
3.4    Commercialization Status


ARTICLE IV - JOINT RESEARCH COMMITTEE AND RESEARCH PLAN
4.1    Research Plan
4.2    Changes to the Research Plan
4.3    Establishment of Joint Research Committee
4.4    General Functions
4.5    Decisions
4.6    Visit to Facilities
4.7    Disclosure of Schering Sequences and Schering Screens
4.8    Reports


ARTICLE V - DESIGNATION AND LISTING OF SCHERING SEQUENCES
5.1    Designation and Listing of Schering Sequences
5.2    Rights of RPI


ARTICLE VI - OWNERSHIP OF TECHNOLOGY; GRANT OF LICENSES;
               ASSIGNMENT OF RIGHTS TO [  ] AND ITS PATHWAY
6.1    Schering Base Technology
6.2    RPI Base Technology
6.3    Developed Technology
6.4    Ribozyme Products and Non-Ribozyme Products
6.5    Licenses to Schering
6.6    Schering Grant of Non-Exclusive License; Research
6.7    Schering Grant of a Exclusive License to Developed Technology
6.8    Additional RPI Reduction
6.9    Assignment of Contract Rights to [  ]
6.10   [  ] Product

6.11   Schering Grant of Non-Exclusive License to [  ] Technology
6.12   RPI Payment to Schering for any [  ] Ribozyme Product


ARTICLE VII - RESEARCH PAYMENTS & SECURED LOAN
7.1    Research Payments
7.2    Convertible Loan Note


ARTICLE VIII - MILESTONE PAYMENTS
8.1    Milestone Payments; Ribozyme and Non-Ribozyme Products
8.2    First Milestone
8.3    Product Election
8.4    Milestone Payments; Ribozyme Products
8.5    Milestone Payments; Non-Ribozyme Products
8.6    No Double Milestone Payments
8.7    Milestone Credits


ARTICLE IX - ROYALTY PAYMENTS; THIRD PARTY ROYALTIES; CROSS-
               ROYALTIES
9.1    Royalty Term
9.2    Royalties on Ribozyme Products
9.3    Royalties Non-Ribozyme Products
9.4    RPI Payment of Third Party Royalties
9.5    Schering's Right to Procure Third Party Licenses
9.6    Cross Royalties for Ribozyme Products
9.7    Payment of Royalties
9.8    Reports on Net Sales Exclusions


ARTICLE X - MANUFACTURING AND SUPPLY
10.1   RPI Right to Manufacture Exogenous Ribozymes
10.2   Schering Right to Manufacture Ribozymes
10.3   Non-Commercial Research and Clinical Supply
10.4   Commercial Supply
10.5   Condition of RPI Becoming Schering's Worldwide Supplier of Exogenous
Ribozymes Products
10.6   Worldwide Target Defined
10.7   Ordering Generally
10.8   Approval
10.9   Rolling Forecasts
10.10  Quarterly Orders

10.11  Reports
10.12  Supply Shortfalls; Capacity Planning
10.13  Subcontractors
10.14  Manufacturing Procedures
10.15  Delivery
10.16  Inspection
10.17  Additional Testing
10.18  Right to Review Processes
10.19  Labelling
10.20  Investigation of Complaints
10.21  FDA Regulation of "Ownership"


ARTICLE XI - PAYMENTS
11.1   Payment on Delivery or Completion
11.2   Indigent and Rebate Vials


ARTICLE XII - TAX MATTERS
12.1   Tax Matters


ARTICLE XIII - PATENTS
13.1   Disclosure by Employees, Agents or Independent Contractors
13.2   Patent Prosecution and Related Activities
13.3   Cooperation
13.4   Permitted Disclosures
13.5   Third Party Infringement
13.6   Third Party Infringement; RPI Right
13.7   Infringement Claims by Third Parties


ARTICLE XIV - CONFIDENTIALITY
14.1   Confidentiality
14.2   Publications


ARTICLE XV - REPRESENTATIONS AND WARRANTIES OF RPI
15.1   RPI Represents and Warrants

ARTICLE XVI - RESEARCH AND WARRANTIES OF SCHERING
16.1   Schering Represents and Warrants
16.2   Disclaimer


ARTICLE XVII - SURVIVAL AND INDEMNIFICATION
17.1   Survival of Representations, Warranties, Covenants, and Agreements
17.2   Indemnification By RPI
17.3   Indemnification By Schering
17.4   Notices, Etc.
17.5   Environmental Indemnification; Permits
17.6   "Environmental Matters"


ARTICLE XVIII - TERM, TERMINATION, AND EXPIRATION
18.1   Term
18.2   Termination
18.3   Effect of Breach or Termination


ARTICLE XIX - MISCELLANEOUS
19.1   Assignment
19.2   Retained Rights
19.3   Consents Not Unreasonably Withheld or Delayed
19.4   Force Majeure
19.5   Further Actions
19.6   No Trademark Rights
19.7   Notices
19.8   Waiver
19.9   Severability
19.10  Ambiguities
19.11  Governing Law
19.12  Headings
19.13  Counterparts
19.14  Entire Agreement: Amendments
19.15  Independent Contractors
19.16  Negation of Agency
19.17  Publicity
19.18  Registration and Filing of the Agreement
19.19  Beneficiaries
19.20  Affiliates of Parties
19.21  Compliance with Laws
19.22  Patent Marking

EXHIBITS
1.            Purchase Agreement
2.            Cost of Goods Sold
4.1           Research Plan
5.1           List of Designated Schering Sequences
15.1(h)       List of Excluded Sequences
15.1(j)       No Prior Grants
15.1(k)       No Sublicense Royalties
15.1(m)       List of Third Parties to whom RPI has granted broad pathway licenses.

THIS RESEARCH, LICENSE, SUPPLY AND ROYALTY AGREEMENT (the "Agreement") is made and entered into as of April 9, 1997, (hereinafter "Effective Date") by and between Schering Aktiengesellschaft, a German corporation ("Schering") and Ribozyme Pharmaceuticals Incorporated, a Delaware corporation ("RPI"). Each of Schering on the one hand and RPI on the other hand, is referred to as a "Party" and collectively as the "Parties".

WHEREAS, RPI, is the exclusive sublicensee for all uses of technology, patents and patent applications and improvements to such patents and patent applications defined herein as the Cech Patents assigned to University of Colorado Foundation, Inc.;

WHEREAS, RPI is the exclusive licensee from University of Colorado Foundation, Inc. and from Thomas Cech, Ph.D. as a consultant to RPI, to all discoveries, improvements, patent applications and patents arising out of such improvements to the Cech Patents and has full rights to and wishes to license the Cech Patents to Schering for certain therapeutic uses.

WHEREAS, RPI has further researched, developed, and has the capacity to manufacture ribozymes to use in assays to screen for relevant gene sequences;

WHEREAS, Schering has the capacity to research, develop, manufacture and market pharmaceuticals, including certain skills and experience with respect to ribozymes;

WHEREAS, Schering and RPI wish to collaborate on the screening of gene sequences chosen by Schering for the purpose of elucidating gene function;

WHEREAS, Schering Berlin Venture Corporation, a Delaware corporation, an Affiliate of Schering ("SBVC"), and Schering entered into a Purchase Agreement (attached as Exhibit 1) with RPI as of the Effective Date; and

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth in this Agreement, the Parties hereby agree as follows:





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  DEFINITIONS

Defined Terms. The following terms when used herein shall have the following meanings:

"Affiliate" means any company controlled by, controlling, or under common control with Schering or RPI and shall include any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly by Schering or RPI, and any company which owns or controls, directly or indirectly fifty (50%) percent or more of the voting stock of Schering or RPI, and any company which Schering or RPI or a company owned or controlled by or owning or controlling Schering or RPI at the maximum control or ownership right permitted in the country where the company exists.

"Bonus Royalty" is defined in Section 9.2.

"Cech Patents" means any invention which is a work product of or relating to Ribozyme Technology Controlled as of the Effective Date and during the Term by Thomas Cech, Ph.D., University of Colorado, or University of Colorado Foundation and the work product of the various collaborations through the Term of this Agreement among Thomas Cech, Ph.D., University of Colorado, or University of Colorado Foundation, United States Biochemical Corporation, RPI and Thomas Cech, Ph.D., and also means "RNA Ribozyme Polymerase Dephosphorylases Restriction Endoribonucleases and Methods", U.S. Pat. No. 4,987,071; "RNA Polymerase Dephosphorylases Restriction Endoribonucleases and Methods", U.S. Pat. No. 5,093,246 (Division of U.S. Pat. No. 4,987,071); "RNA Ribozyme Polymerases and Methods", U.S. Pat. No. 5,037,746 (Continuation-in-part of U.S. Pat. No. 4,987,071), and all foreign equivalents, counterparts, patents and patent applications throughout the world that may issue thereon, including any extensions, renewals, divisions, continuations, continuations-in-part, patents of addition and reissues thereof.


"Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), (as such terms are defined in the Purchase Agreement), of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of RPI; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of RPI by Persons who were neither (i) nominated by the board of directors of RPI nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control (as defined in the Purchase Agreement) of RPI by any Person or group.

"Clinical Transfer Price" is defined in Section 10.3.

"COGS" means RPI's costs of supplying Exogenous Ribozymes and Exogenous Ribozyme Products calculated in accordance with RPI's accounting methods consistently applied which methodology shall be calculated in compliance with U.S. generally accepted accounting principles.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Expenses include but are not limited to RPI's manufacturing costs as listed in
Exhibit 2. COGS includes idle capacity to the extent that the portion of facility and equipment which is idle, completed and received Regulatory Approval for such Exogenous Ribozyme Product.

"Control" or "Controlled" shall refer to possession of the ability to grant a license or sublicense of patent rights, know-how or other intangible rights as provided for herein without violating terms of any agreement or other arrangement with any Third Party.

"CTI" means Competitive Technologies, Inc. with whom that certain exclusive sublicense agreement effective as of November 20, 1996, was entered into by RPI concerning the Cech Patents and the Ribozyme Technology.

"Designation" is defined in Section 5.1 and includes "Designated" where appropriate.

"Developed Technology" means all technology and know-how, including, but not limited to, patents, patent applications, continuations and continuations-in-part, divisional and provisional patent applications, trade secrets, methods, processes, techniques, materials, compositions, information, data, results of tests or studies and expertise which are used or useful for the research, development, manufacture, use or sale of products in the Field which are conceived of and reduced to practice solely in performance of the Research Plan during the Term either (i) solely by RPI, by a Third Party on RPI's behalf, jointly by RPI and a Third Party as permitted by this Agreement, or jointly by Schering and RPI or (ii) solely by Schering if conceived solely in connection with Schering's performance of the Research Plan; provided however, Developed Technology does not include any inventions or discoveries arising out of the use by RPI or Schering of the Schering Screens.

"Disclosing Party" is defined in Section 14.1(a) and in the definition of "Information".

"Drug Approval Application" means an application for Regulatory Approval required to be approved before marketing and commercial sale of a Ribozyme Product or Non-Ribozyme Product in humans as a biologic or a drug in a regulatory jurisdiction and includes NDA and ELA/PLA for the United States.

"Endogenous Ribozyme" means a Ribozyme expressed inside a cell.

"Environmental Law" means any treaty, law, ordinance regulation or order of any jurisdiction, relating to environmental matters, including, but not limited to, matters governing air pollution; water pollution, the use, handling, reporting, release, storage, transport, or disposal of Hazardous Materials; exposure to or discharge of Hazardous Materials; occupational safety and health; and public health.

"Exogenous Ribozyme" means a Ribozyme which has been chemically synthesized outside a cell.

"FDA" means the United States Food and Drug Administration of the Department of Health and Human Services, and any successor entities. References herein to the FDA shall include to the





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

extent applicable any comparable foreign regulatory authority that has the authority to grant full Regulatory Approval.

"Field" means any indication for the diagnosis, cure, mitigation, treatment or prevention of disease in humans.

"First Commercial Sale" means the date Schering or an Affiliate or a Sublicensee of Schering first sells commercially, pursuant to Regulatory Approval, a Ribozyme Product or a Non-Ribozyme Product in the United States, Japan or any country of the EU, provided that where such a First Commercial Sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then such sale shall not be deemed a First Commercial Sale until such pricing or reimbursement approval has been obtained.

"First Milestone Payment" is defined in Section 8.2.

"Gene Target" means the full length gene associated with the Designated Schering Sequence or Ribozyme Product or Non-Ribozyme Product.

"GLP" means the current Good Laboratory Practices promulgated by the FDA, published in 21 CFR Part 58, as amended from time to time, or equivalent foreign laws or regulations.

"Hazardous Materials" includes, but is not limited to, any air contaminant, water pollutant, hazardous material, hazardous waste, hazardous substance, toxic medical waste, infectious waste, chemicals known to cause cancer or reproductive toxicity, asbestos and PCB's, as such substances are defined under any applicable federal, state or local statute, regulation, rule or ordinance.

"IND" means the document filed by Schering pursuant to 21 CFR 312, as such regulations may be amended with the United States Federal Food and Drug Administration to test Ribozyme Products and Non-Ribozyme Products in humans or foreign equivalent.

"Information" means the non-public, proprietary or otherwise confidential information, specifications, know-how, materials, data and other communications, oral or written, disclosed or provided to either Party (the "Recipient") by or on behalf of the other Party (the "Disclosing Party") pursuant hereto or in connection herewith, together with all portions of analyses, studies and other documents prepared by or for the benefit of the Recipient which contain or otherwise reflect any of the foregoing.

"Laboratory Notebooks" means the laboratory notebooks of RPI or Schering designated specifically and solely for the research conducted pursuant to the Research Plan.

"Live Claim" means a claim of a pending patent application or of an unexpired patent included within the RPI Base Technology or the Developed Technology solely invented by RPI, which has not been held unenforceable, unpatentable or invalid by a decision of a court, or a governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed to appeal,





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

and which has not been admitted to be invalid or unenforceable though re-issue, re-examination, disclaimer or otherwise.

"Manufacturing Term" is defined in Section 10.1.

"Milestone Payments" is defined in Section 8.1.

"Net Sales" shall be defined as amounts invoiced by a Party, its Affiliates or Sublicensees from worldwide sales of each Ribozyme Product and Non-Ribozyme Product to Third Parties, less deductions for: (i) transportation charges, charges, such as, insurance relating thereto; (ii) sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of the Ribozyme Products and Non-Ribozyme Products; (iii) distributors fees, rebates or allowances actually granted, allowed or incurred;
(iv) quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of the Ribozyme Products and Non-Ribozyme Products; (v) allowances or credits to customers, not in excess of the selling price of the Ribozyme Products and Non-Ribozyme Products, on account of governmental requirements, rejection, outdating, recalls or return of the Ribozyme Products and Non-Ribozyme Products; (vi) costs of customer programs such as patient assistance programs designed to aid in patient compliance to maintain medication schedules and (vii) an estimate for bad debts based on historical data for each Royalty period. For the purpose of calculating a Party's Net Sales, the Parties recognize that (a) a Party's customer may include persons in the chain of commerce who enter into agreements with a Party as to price even though title to the Ribozyme Product and Non-Ribozyme Product does not pass directly from a Party to such customers, and even though payment for such Ribozyme Product and Non-Ribozyme Product is not made by such customers directly to a Party and (b) in such cases charge backs paid by a Party to or through a Third Party (such as a wholesaler) can be deducted by a Party from gross revenue in order to calculate a Party's Net Sales. Any deductions listed above which involve a payment by a Party shall be taken as a deduction against aggregate sales for the Royalty period in which the payment is made. Sales of the Ribozyme Products and Non-Ribozyme Products between a Party and its Affiliate solely for the research or clinical testing purposes shall be excluded from the computation of Net Sales.

"NDA" means a new drug application or foreign equivalent filed with the FDA pursuant to 21 CFR 200, or foreign equivalent as such regulations may be amended for approval by such agency for the sale of Ribozyme Product or Non-Ribozyme Product in the United States. References herein to NDA shall include, to the extent applicable, any ELA/PLA, and any Drug Approval Application.

"Non-Ribozyme Product" means any substance in the Field that (i) is sold commercially, (ii) is not a Ribozyme Product, (iii) was researched pursuant to the Research Plan, (iv) arose out of a Designated Schering Sequence Designated pursuant to Section 5.1, and (v) for which a First Milestone Payment was made pursuant to Section 8.2.

"Phase II Clinical Trials" means the second phase of human clinical trials of a Ribozyme Product or a Non-Ribozyme product to gain evidence of effectiveness in the target population as described in 21 CFR 211 et seq.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

"Pivotal Clinical Trials" means clinical trials which when completed will have demonstrated that the Ribozyme Product(s) and Non-Ribozyme Product(s) (i) are safe and efficacious, (ii) have an established dose, (iii) have an established route of administration and (iv) have a treatment schedule in the target population, all sufficient for the purpose of supporting a Drug Approval Application.

"Purchase Agreement" means the Purchase Agreement dated as of the date hereof between Schering, Schering Berlin Venture Corporation and RPI which shall be substantially in the form attached as Exhibit 1 or in such other form as the Parties thereto may agree, as such agreement from time to time may be amended, supplemented or otherwise modified in accordance with its terms.

[   ] is defined in Section 6.10.

[   ] is defined in Section 6.9.

"Recipient" is defined in Section 14.1(a) and in the definition of "Information".

"Regulatory Approval" means any approvals, product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, importation, export, transport, or sale of Ribozyme Products and Non-Ribozyme Products in a regulatory jurisdiction.

"Research Committee" is defined in Section 4.3.

"Research Payments" is defined in Section 7.1.

"Research Plan" means a written plan agreed to by Schering and RPI which outlines the joint effort of the Parties in conducting research for the screening of Schering Sequences for the purpose of Designating Schering Sequences and validating Ribozymes for targets. The initial Research Plan is attached as Exhibit 4.1.

"Research Transfer Price" is defined in Section 10.3.

"Ribozyme" means a ribonucleic acid based molecule able to cause catalytic cleavage of itself or another molecule independent of protein.

"Ribozyme Product" means any substances in the Field that (i) are sold commercially, (ii) contain Exogenous or Endogenous Ribozyme, (iii) were researched pursuant to the Research Plan, (iv) target a Schering Sequence Designated pursuant to Section 5.1, and (v) for which a First Milestone Payment was made pursuant to Section 8.2.

"Ribozyme Technology" means all inventions, improvements or other developments relating to Ribozymes, including the identification, manufacture, synthesis, delivery, use, enhancement and control of Ribozymes conceived or reduced to practice by Thomas Cech, Ph.D., or others who are





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

employed at the University of Colorado or which is Controlled by the University of Colorado or by RPI, University of Colorado Foundation, United States Biochemical Corporation, and CTI.

"Royalty" is defined in Section 9.2.

"Royalty Term" is defined in Section 9.1(b) and (c).

"RPI Base Technology" means all technology and know-how, including, but not limited to, patents, patent applications, continuations and continuations-in-part, divisional and provisional patent applications, trade secrets, methods, processes, techniques, materials, compositions, information, data, results of tests or studies and expertise which are used or useful for the research, development, manufacture, use or sale of products in the Field that may arise from or are related to the Research Plan or in conducting research and development pursuant to this Agreement which: (a) are under the Control of RPI as of the Effective Date, including but not limited to the technology disclosed in the Cech Patents and Ribozyme Technology; (b) are invented, developed, acquired or otherwise comes within the Control of RPI after the Effective Date within the Term which RPI can demonstrate does not constitute Developed Technology.

 "RPI Royalty Term" is defined in Section 9.6.

"Schering Base Technology" means (a) all technology and know-how, including but not limited to patents, patent applications, continuations and continuations-in-part, divisional and provisional applications, trade secrets, methods, processes, techniques, products, materials, compositions, Schering Sequences, Schering Screens, equipment, information, data, results of tests or studies and expertise Controlled by Schering, which is used in conducting research pursuant to the Research Plan, and (b) all technology and know-how, of the kind described in (a) above, invented, developed or acquired without RPI's intellectual contribution which is conceived and reduced to practice during the Term and which is not Developed Technology which is controlled by Schering during the Term and which is used in conducting research pursuant to the Research Plan.

"Schering Screens" means the technology Controlled by Schering concerning the use of Endogenous and Exogenous Ribozymes, retrovirus vectors, human carcinoma cells and any other Schering assay systems for use to determine the function of Schering Sequences.

"Schering Sequences" means nucleotide sequences selected by Schering for conducting research pursuant to the Research Plan.

"Sublicensees" means, with respect to Ribozyme Products and Non-Ribozyme Products, a Third Party to whom Schering or RPI has granted a sublicense under this Agreement to make, have made, use or sell, import or offer to import such Ribozyme and Non-Ribozyme Products.

"Term" is defined in Section 18.1.

"Third Party" means an entity other than Schering, RPI or any of their respective Affiliates.

"Transfer Price" is defined in Section 10.4.

"Worldwide Target" is defined in Section 10.6.





Confidential portions ( [  ] ) have been omitted pursuant to regulation
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



                                       II
                        RESEARCH DILIGENCE; DELIVERABLES

2.1 Diligence. The Parties hereto agree to diligently conduct research pursuant to the Research Plan.

2.2    Number of Scientists.  Schering is making the payments described in
       Section VII based on the requirement that RPI shall provide an average of eight (8) full-time research positions, to conduct research pursuant to the Research Plan in each year of the Term, and RPI agrees to provide eight (8) full-time research positions for this purpose. These eight individual positions shall include only scientists performing research at the laboratory bench.

2.3 Laboratory Notebooks. Upon the request of a Party, the other Party will provide copies of its Laboratory Notebooks.

2.4 Deliverables. Schering will provide Schering Sequences, and RPI will construct Exogenous Ribozymes and assay Ribozymes. RPI will provide Exogenous Ribozymes to Schering and all assay results. Schering and RPI will use Ribozymes for high capacity screening to find targets. The number of Exogenous Ribozymes to be manufactured by RPI and the specific duties with respect to assays shall be stated in the Research Plan.


                                      III
                        COMMERCIALIZATION; OWNERSHIP OF
                            REGULATORY APPLICATIONS

3.1 Commercialization. Schering is solely responsible for the preparation and filing of all Drug Approval Applications and all activities necessary for such Drug Approval Applications relating to the manufacture, marketing and sale of the Ribozyme Products and Non-Ribozyme Products. Such Drug Approval Applications will be filed in the name of Schering. With respect to such activities, Schering will use due diligence in product development in accordance with international pharmaceutical industry standards using commercially reasonable efforts in an attempt to commercialize Ribozyme Products and Non-Ribozyme Products.

3.2 Ownership of IND and Drug Approval Applications. Schering owns the regulatory submissions including all IND's and Drug Approval Applications for all Ribozyme Products and Non-Ribozyme Products.

3.3 No Obligation to Develop Ribozyme Products or Non-Ribozyme Products. With respect to any Ribozyme Products or Non-Ribozyme Products, and except as provided in Section 3.4, RPI agrees that Schering (i) is not under any obligation to obtain an approval or consents to market, or any other consent or approval from any Regulatory Authority, or to reach particular Net Sales thresholds, (ii) shall not be prohibited from withdrawing any such





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


       Ribozyme Products or Non-Ribozyme Products from the market for any reason, and (iii) shall not have any liability to RPI if any such consents or approvals are not obtained or are withdrawn, or if obtaining or reaching the same may be delayed.

3.4 Commercialization Status. If Schering is developing a Ribozyme Product or Non-Ribozyme Product, for the period from the end of the Term to the First Commercial Sale of a Ribozyme Product or Non-Ribozyme Product, or at such time Schering makes the decision to stop development of such Ribozyme Product or Non-Ribozyme Product, Schering shall keep RPI informed of its development activities with respect to Ribozyme Product or Non-Ribozyme Product, including without limitation, the commercialization of Ribozyme Product or Non-Ribozyme Product, by semi-annually providing RPI with a written report stating the status of development of each such Ribozyme Product or Non-Ribozyme Product. Schering shall notify RPI of the achievement of Milestones within thirty
       (30) days thereof and shall promptly inform RPI when Schering terminates development or commercialization of a Ribozyme Product or Non-Ribozyme Product.




                                       IV
                   JOINT RESEARCH COMMITTEE AND RESEARCH PLAN

4.1 Research Plan. The Research Plan shall detail the research activities to be undertaken by the Parties, shall set forth the personnel commitments of RPI and shall account for how the payments made by Schering pursuant to Section VII shall be spent. The Research Plan shall require that both Parties will provide the Research Committee with quarterly written reports describing and reporting the research done pursuant to the Research Plan and RPI will account for the funds spent on the research. The initial Research Plan, attached as Exhibit 4.1, has been finalized by the Parties and adopted on the Effective Date.
       The Parties recognize that initially the number of Schering Sequences screened may be limited by RPI's capacity to manufacture and deliver Exogenous Ribozymes and by the Parties' capacity to conduct assays.

4.2 Changes to the Research Plan. The Parties may change the Research Plan at any time by mutual written agreement by the Parties.

4.3 Establishment of Joint Research Committee. The Parties will form a joint research committee (the "Research Committee") to be in existence during the Term to coordinate certain activities under this Agreement as set forth below. The Research Committee shall have an equal number of members from each Party. Regardless of the number of individuals on the Research Committee, each Party shall have only one vote.

4.4    General Functions.  The functions of the Research Committee shall be to:

              (a) oversee the scope of work done by RPI pursuant to the Research Plan;





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



              (b) prepare for and coordinate research and manpower commitments of RPI pursuant to the Research Plan;

              (c) engage in exchanges of information and joint planning activities and review quarterly written reports on the status of the research performed by RPI pursuant to the Research Plan;

              (d) set criteria for defining successful results of screening of Schering Sequences including whether the First Milestone has been met;

              (e) notify the Parties of inventions arising out of research conducted pursuant to the Research Plan; and

              (f) set time and place for meetings of the Research Committee which shall be at least quarterly or as agreed and alternate such meetings between Richmond, California and Boulder, Colorado.

4.5 Decisions. (a) All changes to the Research Plan must be in writing and signed by the Parties. All non-material administrative matters of the Research Plan are the prerogative of the Research Committee. All administrative decisions to be made under the Research Plan or decisions referred to the Research Committee in writing by the mutual agreement of the Parties will be made by unanimous agreement of the Research Committee, and, if the Research Committee cannot reach agreement on any matter, it shall be referred to (i) the Vice President, Head of Discovery Research for Berlex Biosciences, a division of Berlex Laboratories, Inc., an Affiliate of Schering and Vice President of Research for RPI to attempt to reach an agreement, and if they cannot agree, (ii) then to the President of Berlex Biosciences, a division of Berlex Laboratories, Inc., an Affiliate of Schering and the President of RPI, (iii) if the President of Berlex Biosciences and the President of RPI cannot resolve the matter, then to the Chairman of Berlex Laboratories, Inc. an Affiliate of Schering and the Chairman of RPI,
       (iv) if the Chairman of Berlex and the Chairman of RPI cannot resolve the matter either Party may terminate this Agreement pursuant to Section
       18.2 (c). (b) A non-unanimous vote of the Research Committee concerning whether the First Milestone has been met is considered a non-decision by the Research Committee until the earliest of (i) a unanimous agreement by the Research Committee, (ii) Schering's notification to RPI that it will pay the First Milestone Payment on such Ribozyme or Non-Ribozyme Product or (iii) ninety (90) days after RPI provides Schering and the Research Committee with a written notice which states reasons and data why RPI believes the First Milestone has been met if Schering then agrees to make such First Milestone Payment. If Schering does not agree to make such First Milestone Payment pursuant to Section 4.5(b)(iii), then RPI and Schering may refer such matter through the steps provided in Section 4.5(a)(i) through (iv).

4.6 Visit to Facilities. Representatives of each Party may, upon reasonable notice and at times reasonably acceptable to the other Party, (i) visit the facilities where the Research Plan is





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separately with the Commission.

       being conducted, and (ii) consult informally, during such visits and by telephone, with personnel of the other Party performing work on the Research Plan. If requested by the other Party, Schering and RPI shall cause appropriate individuals working on the Research Plan to be available for meetings at the facilities where such individuals are employed at times reasonably convenient to the Party responding to such request.

4.7 Disclosure of Schering Sequences and Schering Screens. During the Term, Schering may disclose Schering Sequences and Schering Screens to RPI, solely for the purpose of conducting research pursuant to the Research Plan.

4.8 Reports. Each Party shall maintain records in sufficient detail and in good scientific manner appropriate for patent and Regulatory Authority purposes and so as to properly reflect all work done and results achieved in the performance of this Agreement. Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, samples of materials and other graphic or written data generated by RPI in connection with the Research Plan, including any data required to be maintained pursuant to applicable governmental regulations. During the Term each Party shall respond to reasonable requests from the other Party for information based on data generated by RPI pursuant to the Research Plan.


                                       V
                 DESIGNATION AND LISTING OF SCHERING SEQUENCES

5.1 Designation and Listing of Schering Sequences. From time-to-time during the Term, Schering will propose Schering Sequences by written notice to the Research Committee, which specifically describes the Schering Sequence being proposed ("Designation"). If RPI has not previously granted a license to a Third Party that would prohibit RPI from granting Schering the licenses contemplated by Section 6.5(b) and 6.5(c) for such Schering Sequence or, unless within fifteen (15) business days from the receipt of such notification by Schering, RPI notifies Schering in writing that it has undertaken a substantial internal program with respect to such Schering Sequence as clearly and convincingly demonstrated in RPI's prior existing written records, such Schering Sequence will become a Designated Schering Sequence and will be listed on Exhibit 5.1. Such Designated Schering Sequence will be added to
       Exhibit 5.1 hereto provided that there may be no more than [ ] Designated Schering Sequences at any one time. Until Schering notifies RPI it wishes to replace a particular Designated Schering Sequence with another Schering Sequence, RPI shall not grant any licenses to Third Parties, or take any action itself or with or on behalf of Third Parties that would conflict with or be inconsistent with the exclusive licenses granted in Section 6.5(b) and (c) with respect to such Designated Schering Sequences. Schering may Designate no more than [ ] different Designated Schering Sequences during the Term. At any time, pursuant to this Section 5.1, Schering may change the Designated Schering Sequences listed in Exhibit 5.1 by replacing a particular Designated Schering Sequence with another Designated Schering Sequence or by removing and abandoning a Designated





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


       Schering Sequence upon written notice to RPI. In addition, a Designated Schering Sequence shall be removed from Exhibit 5.1 after Schering has made the product election provided for in Section 8.3 unless Schering elects to maintain such Designated Schering Sequence for a possible future Ribozyme Product against such Designated Schering Sequence as provided in Section 8.3.

5.2 Rights of RPI. Subject to Section 6.8, RPI shall have the right to research, develop, make, have made, and sell products, and to license Third Parties to research, develop, make, have made and sell products, directed against Schering Sequences unless such Schering Sequence is at that time a Designated Schering Sequence or there is a Ribozyme Product then being developed, or sold by Schering directed against such Schering Sequence.


                                       VI
             OWNERSHIP OF TECHNOLOGY; GRANT OF LICENSES; ASSIGNMENT
                           OF RIGHTS TO [  ] FOR [  ]


6.1 Schering Base Technology. Schering owns all rights in Schering Base Technology.

6.2    RPI Base Technology.  RPI owns all rights in RPI Base Technology.

6.3 Developed Technology. Schering owns all of Schering solely invented Developed Technology and an undivided one-half interest In jointly invented Developed Technology, and RPI owns all RPI solely invented Developed Technology and an undivided one-half interest in jointly invented Developed Technology. Inventorship is determined by United States patent law.

6.4 Ribozyme Products and Non-Ribozyme Products. Subject to this Agreement, specifically Section 6.6, Schering owns all Ribozyme Products and Non-Ribozyme Products.

6.5 Licenses to Schering. RPI hereby agrees to grant and hereby grants, the following licenses to Schering:

              (a) [ ] the RPI Base Technology and Developed Technology owned by RPI, to make and use Ribozymes during the Term;

              (b) [ ] under the RPI Base Technology and by RPI, to make, have made (except as provided in Section 6.5 (d) below), and use Endogenous, and Exogenous Ribozymes with respect to Designated Schering Sequences pursuant to the Research Plan;

              (c) [ ] under the RPI Base Technology and Developed Technology owned by RPI to make, have made, (except as provided in Section 6.5(d) below), use, sell, offer to sell and import Ribozyme Products and Non-Ribozyme Products;





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



              (d) subject to Section X "Manufacturing", RPI reserves the right to make, and to have made Exogenous Ribozymes for use pursuant to the Research Plan and Exogenous Ribozyme Products solely for Schering, its Affiliates, or its Sublicensees.

6.6 Schering Grant of [ ]; Research. Subject to this Agreement, and solely for purposes of conducting research pursuant to the Research Plan, during the Term, Schering grants RPI a [ ], in the United States, [ ], to all its rights in Developed Technology and Schering Base Technology necessary for the conduct of such research; provided however, RPI may request that it be able to use certain Developed Technology, whether owned by RPI or Schering, as positive controls in research RPI is conducting with Third Parties. It shall be in Schering's sole discretion whether and to what extent to grant such permissions which shall not be unreasonably withheld.

6.7 Schering Grant of an [ ] to Developed Technology. Schering grants to RPI [ ] on a country-by-country basis to Developed Technology to make, have made, use, sell, offer to sell, and import any Ribozyme or Non-Ribozyme Product upon which Schering terminates development or commercialization as provided in Section 3.3, 3.4 or 9.6 and products against former Designated Schering Sequences which have been removed from Exhibit 5.1 pursuant to Section 5.1 hereof and a nonexclusive right to refer to data in Schering's regulatory filings for such Ribozyme or Non-Ribozyme Product.

6.8 Additional RPI Restrictions. RPI understands that an important basis for Schering to enter into this Agreement and a Purchase Agreement is the right to exploit Developed Technology and not be blocked by licenses granted now or in the future by RPI to Third Parties; therefore, (a) as of the Effective Date, RPI intends not to enter into any agreement or arrangements with Third Parties or grant any licenses to any Third Party with respect to the RPI Base Technology at a time that would provide rights to Third Parties in the making, using, selling, offering to sell or importing Ribozymes for broad use in pathways that could be common intermediary biochemical pathways which are common to present or future Designated Schering Sequences listed on Exhibit 5.1 at that time; (b) RPI has granted licenses to a Third Party with respect to RPI Base Technology that provides such Third Party broad pathway rights or physically contiguous rights that could be or are in common intermediary biochemical pathways which are common to or the same as present to
       future Designated Schering Sequences or Ribozyme Products.   RPI
       represents that it is attempting to renegotiate such broad pathway license with such Third Party. (c) If RPI does grant such license referred to in Section 6.8 (a), it will notify such Third Parties that it has granted certain licenses to Schering with respect to Designated Schering Sequences and Ribozyme and Non-Ribozyme Products that will be excluded from such licenses to such Third Parties.

6.9 Assignment of Contract Rights to [ ]. RPI hereby hires Schering to conduct research, development and clinical trials of a [ ] for [ ] at Schering's sole cost and sole discretion. If Schering does proceed to conduct clinical trials on a [ ] its duties and rights are governed by RPI's rights in the agreement between RPI and [ ] dated [ ]. RPI agrees that any technology





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


       created, invented or developed by Schering pursuant to such research, development and clinical trials [ ] shall be owned by Schering subject to the license grant in Section 6.11.

6.10 [ ] means the Endogenous Ribozyme Product mutually agreed to by the Parties which Schering develops through Phase II clinical trials.

6.11 Schering Grant of [ ]. Subject to this Agreement, Schering grants RPI a [ ] to all its rights in the [ ] to make, have made, use, sell, offer to sell and import any [ ] and any Endogenous Ribozyme product directed to any gene found in the [ ] either solely or in conjunction with [ ] pursuant to the [ ] or any RPI agreements with [ ]

6.12 RPI Payments to Schering for any [ ] Ribozyme Product. If Schering researches, develops and conducts clinical testing through Phase II clinical trials of the [ ] then RPI will pay Schering [ ] of all profits it receives on the [ ] for [ ] and [ ] of all profits on all present and future Endogenous Ribozyme products directed towards the [ ] that are sold pursuant to the [ ] or any RPI agreements with [ ] Provided however, if RPI does not receive payments and in lieu receives other value RPI shall provide [ ] of the profits related to such value to Schering.





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



                                      VII
                       RESEARCH PAYMENTS AND SECURED LOAN


7.1    Research Payments.

              (a) Subject to the terms and conditions of this Agreement, and due diligence and good faith efforts of RPI in meeting the goals of the Research Plan, Schering shall pay RPI US$2,000,000 ("Research Payments") per year of the Term at the rate of US$500,000 at the beginning of each quarter.

              (b) Except for the last quarter of the Term, Research Payments shall be made quarterly at the beginning of each quarter. The last quarterly Research Payment shall be made thirty (30) days after receipt by Schering of the final written research report from RPI.

7.2 Convertible Loan Note. As of the Effective Date Schering will loan funds to RPI pursuant to Exhibit 1 attached to this Agreement.


                                      VIII
                               MILESTONE PAYMENTS

8.1 Milestone Payments; Ribozyme and Non-Ribozyme Products. Subject to this Agreement, Schering shall make milestone payments on each Ribozyme and Non-Ribozyme Product as stated below ("Milestone Payments"). No Milestone Payments shall be made on any [ ] Milestone Payments are met and paid only once for each Ribozyme and Non-Ribozyme Product regardless
       (i) if the Milestone is met more than once in different countries, and
       (ii) if the same Ribozyme or Non-Ribozyme Product is used for different indications which requires separate regulatory filings and separate and distinct Regulatory Approvals. Except for the First Milestone Payment, if Milestone Payments are made on a Ribozyme or Non-Ribozyme Product and such Ribozyme or Non-Ribozyme Product does not reach the point of First Commercial Sale, then Schering shall have a credit for the total of Milestone Payments applied to any subsequent Milestone Payments due on any Ribozyme or Non-Ribozyme Product directed to the same Gene Target as the Ribozyme or Non-Ribozyme Product that did not reach First Commercial Sale. Furthermore, pursuant to the Purchase Agreement as of the Effective Date, Schering may offset any Milestone Payment except for the First Milestone Payment as provided in the Purchase Agreement.

8.2 First Milestone. Schering shall pay RPI US [ ] upon completion of a relevant animal efficacy model, as discussed by the Research Committee, that in the unanimous opinion of the Research Committee demonstrates that a particular Ribozyme (i) will most likely be a Ribozyme Product with efficacy in man with an acceptable, appropriate therapeutic ratio or (ii) provides sufficient information to enable Schering to design and conduct the research





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


       and development of a Non-Ribozyme Product with efficacy in man with an acceptable, appropriate therapeutic ratio ("First Milestone Payment").

8.3 Product Election. Prior to the initiation of GLP toxicity studies for an IND, Schering will send RPI written notice stating whether it will proceed with a Ribozyme Product or Non-Ribozyme Product. If Schering elects a Non-Ribozyme Product, RPI will have the right to research and develop a Ribozyme Product directed at the same sequence as the Schering Non-Ribozyme Product subject to negotiating licenses from Schering to Schering Base Technology unless Schering agrees to pay for such Non-Ribozyme Products the amount of Milestones provided for in Section 8.4 rather than Section 8.5 notwithstanding that it is a Non-Ribozyme Product and maintains the Schering Sequence. In such event, RPI shall not develop a Ribozyme Product directed against such Schering Sequence as long as such Schering Sequence is a Designated Schering Sequence. If Schering elects to proceed with a Ribozyme Product, RPI may not research or develop a Non-Ribozyme Product directed at the same Schering Sequence as the Schering Ribozyme Product.

8.4 Milestone Payments for Ribozyme Products. Subject to this Agreement, Schering shall make additional Milestone Payments on each Ribozyme Product as stated below:

              (a)    [ ] upon initiation of GLP toxicity studies for an IND;

              (b)    [ ] upon IND or equivalent acceptance by a Regulatory
              Authority;

              (c)    [ ] upon initiation of Phase II Clinical Trials;

              (d)    [ ] upon successful completion of Pivotal Clinical Trials;

              (e)    [ ] upon Regulatory Approval; and

              (f)    [ ] upon First Commercial Sale.

8.5 Milestone Payments; Non-Ribozyme Products. Subject to this Agreement, Schering shall make additional Milestone Payments on each Non-Ribozyme Product as stated below:

              (a)    [ ] upon initiation of GLP toxicity studies for an IND;

              (b)    [ ] upon IND or equivalent acceptance by a Regulatory
              Authority;

              (c)    [ ] upon initiation of Phase II Clinical Trials;

              (d)    [ ] upon successful completion of Pivotal Clinical Trials;

              (e)    [ ] upon Regulatory Approval; and

              (f)    [ ] upon First Commercial Sale.





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



8.6 No Double Milestone Payments. Schering shall pay Milestone Payments once per final Ribozyme or Non-Ribozyme Product. If Schering pays Milestone Payments for a Ribozyme Product or a Non-Ribozyme Product and then develops and sells a Non-Ribozyme Product or a Ribozyme Product for the same clinical indications as the Ribozyme Product, or Non-Ribozyme Product, Schering is not obligated to pay a second set of Milestone Payments.

8.7 Milestone Credits. If a Non-Ribozyme Product is developed first followed by a Ribozyme Product against the same Gene Target, Schering will pay RPI the difference between the Milestones paid for the Non-Ribozyme Product and the Ribozyme Product as such Milestones are achieved. Conversely, if a Ribozyme Product is developed first followed by a Non-Ribozyme Product against the same Gene Target, RPI will provide credit to Schering against future Milestones for such Ribozyme Product, an amount equal to the difference between the Milestones paid for the Ribozyme Product and Milestone payments owed on the Non-Ribozyme Product.


                                       IX
            ROYALTY PAYMENT; THIRD PARTY ROYALTIES; CROSS-ROYALTIES


9.1 Royalty Term. (a) Schering shall pay RPI royalties on Net Sales of Ribozyme Products and Non-Ribozyme Products, on a country-by-country basis.

              (b) The "Royalty Term" for each Non-Ribozyme Product shall be fifteen (15) years from the date of the First Commercial Sale of each such Non- Ribozyme Product.

              (c) The "Royalty Term" for each Ribozyme Product shall be from the date of the First Commercial Sale of each such Ribozyme Product, until the later of [ ] from First Commercial Sales of each such Ribozyme Product. Upon the expiration of the patents in RPI Base Technology or Developed Technology owned by RPI which specifically claim such Ribozyme Product on a country-by-country basis, the Royalty shall drop from [ ] as follows:

                         (i)    If Annual Net Sales are [ ]

                         (ii)   If Annual Net Sales are greater than;]

                         (iii)  If Annual Net Sales are greater than [ ]

                         (iv)   If Annual Net Sales are greater than [.]





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


              (b) Paid-Up License. At the end of the Royalty Term for each Ribozyme or Non-Ribozyme Product Schering shall have a [ ] by RPI to make, have made, use, sell, offer to sell or import Ribozyme Products and Non- Ribozyme Products.

9.2 Royalties on Ribozyme Products. Subject to the limitation of payments to be made by Schering pursuant to Section 10.4(b) and (c) during the Royalty Term, Schering shall pay to RPI a royalty of (i) [ ] on Net Sales of each Ribozyme Product ("Royalty"), provided however, if, pursuant to Sections 9.4 and 9.5, Schering is required to pay any Third Party a royalty on a Ribozyme Product or for the use of Ribozyme pursuant to this Agreement and such royalty is paid for a license because of such use or because the Ribozyme Product contains a Ribozyme or because the Ribozyme Product was made using a Ribozyme then one hundred (100%) percent of such royalty shall be deducted from the percentage Royalty paid to RPI; (ii) plus for Exogenous Ribozyme Products manufactured by RPI ("Bonus Royalty"):

              (a)    [ ] if:

                           (i) Annual Net Sales are less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is [ ]

                           (ii) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net is Sales greater than [ ]

              (b)    [ ] if:

                           (i) Annual Net Sales are [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ] but less or equal to [ ]

                           (ii) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering is greater than [ ] but less than, or equal to [ ]

                           (iii) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ] but less than [ ] or

              (c)    [ ] if:

                           (i) Annual Net Sales are less than [ ] and RPI's Transfer Price as a percentage of Net Sales is less than or equal to [ ]





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240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                           (ii) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ] but less than or equal to [ ]

                           (iii) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales are greater than [ ] but less than or equal to [ ]

                           (iv) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ], but less than [ ]

              (d)    [ ] if:

                           (i) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is less than or equal to [ ]

                           (ii) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ] but less than or equal to [ ]

                           (iii) Annual Net Sales are greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales are greater than [ ] but less than or equal to [ ]

                           (iv) Annual Net Sales are greater than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ], but less than [ ]

              (e) [ ] if Annual Net Sales are greater than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ] but less than or equal to [ ]

              (f)    [ ] if:

                           (i) Annual Net Sales greater than [ ] but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is less than or equal to [ ]

                           (ii) Annual Net Sales are greater than [ ], but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ], but less than or equal to [ ]

              (g)    [ ] if:





Confidential portions ( [  ] ) have been omitted pursuant to regulation
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


                           (i) Annual Net Sales are greater than [ ], but less than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is less than or equal to [ ]

                           (ii) Annual Net Sales are greater than [ ] and RPI's Transfer Price to Schering as a percentage of Net Sales is greater than [ ] but less than or equal to [ ]

              (h)    [   ] if Annual Net Sales are greater than [ ] and RPI's
              Transfer Price to Schering as a percentage of Net Sales is less than or equal to [.]

              Each Product shall meet its own Net Sales threshold for purposes of calculating the royalties due under this Section 9.2. The Bonus Royalty is applied to the increment of Net Sales to which it applies and not the entire Net Sales amount. The Bonus Royalty referred to in Sections 9.2 (a) through (h) shall not be paid on Net Sales of Exogenous Ribozyme Products during any period there are no issued patents in RPI Base Technology or Developed Technology owned by RPI which specifically claim such Exogenous Ribozyme Product.

              (i)    This chart is intended to be read in conjunction with
              Section 9.2 (a) through (i).  If there is any ambiguity between
              Section 9.2 (i) and Sections 9.2 (a) through (h), Section 9.2 (a) through (h) controls.


[ ]

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9.3    Royalties on Non-Ribozyme Products.  During the Royalty Term according to Section 9.1(b), Schering shall pay to RPI a royalty of [ ] on Net
       Sales of each Non-Ribozyme Product.

9.4 RPI Payment of Third Party Royalties. RPI is solely responsible for all fees, payments, royalties, up-front payments concerning the Cech Patents and Ribozyme Technology including but not limited to any royalties to the University of Colorado, University of Colorado Foundation, Inc.,
       CTI, Thomas Cech, Ph.D., and CTI. If such royalties become due and payable, and RPI has failed to make such payments in a timely manner, Schering





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240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed
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


       may pay such royalties to Third Parties to which a royalty from RPI is due and credit such payments against any royalties due RPI pursuant to this Agreement.

9.5    Schering's Right to Procure Third Party Licenses.  Except as provided in
       Section 9.4, Schering shall be responsible for procuring such licenses as it deems, in its sole discretion, appropriate for the manufacture, use, marketing, sale or distribution of Ribozyme Products or Non-
       Ribozyme Products by Schering and its Sublicensees.

9.6 Cross Royalties. In the event Schering pays the First Milestone Payment and then terminates the development of a Ribozyme Product or Non-
       Ribozyme Product or terminates this Agreement pursuant to Section
       18.2(c) or (f), and RPI proceeds with the development and marketing of such Ribozyme or Non-Ribozyme Product, RPI shall pay Schering a royalty of [ ] with respect to Ribozyme Products or [ ] with respect to Non-
       Ribozyme Products on Net Sales by RPI or any RPI assignee, Sublicensee or any successor in interest of RPI of such Ribozyme or Non-Ribozyme
       Product that are claimed by one or more issued patents or patent applications in Developed Technology jointly or solely owned by Schering. In all circumstances, RPI shall pay all royalties due pursuant to any Third Party. Royalties will be paid on the Net Sales of each such Ribozyme or Non-Ribozyme Product for a period from the date of the first commercial sale by RPI of such Ribozyme or Non-Ribozyme
       Product on a country-by-country basis until the last to expire issued
       Live Claim in the Developed Technology which claims such Ribozyme or Non-Ribozyme Product, or in the case of a Live Claim in a pending patent application in Developed Technology until the earlier of (i) abandonment, cancellation, withdrawal or disclaiming of such Live Claim or (ii) the ten (10) year anniversary of filing such patent application or (iii) if parent of such patent application exists the ten (10) year anniversary of the filing of the earliest such patent application;
       provided however, if such pending Live Claim should subsequently issue, RPI's royalty obligation shall revive, and RPI shall pay Schering a royalty pursuant to this Section 9.6 ("RPI Royalty Term").

9.7    Payment of Royalties.

              (a) Royalty Report. Each Party owing Royalties or royalties to the other Party under this Agreement shall provide a royalty report and, if applicable, a royalty payment to the other Party on a quarterly calendar basis. The report relating to Net Sales within the U.S. shall be provided within ninety (90) days after the end of the calendar quarter to which such report and payment apply and the report relating to Net Sales for countries other than the U.S. shall be provided within one-hundred and twenty
              (120) days after the end of the calendar quarter to which such report and payment apply.

              (b) Records Retention. Each Party shall keep, and require any Sublicensee to keep, for a period of not less than seven (7) years, complete and accurate records of all Net Sales of Ribozyme
              Products and Non-Ribozyme Products. Each Party shall have the right, at its respective sole expense, through a certified public accountant reasonably acceptable to the other Party, and following reasonable notice, to





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240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

              examine records of Net Sales and COGS during regular business hours during the Royalty Term or RPI Royalty Term; provided however, that such examination shall not (i) be of records for more than the prior three (3) years, (ii) take place more often than once a year, and (iii) cover any records which date prior to the date of the last examination, and provided further that, such accountants shall report to the auditing Party only as to the accuracy of the royalty statements and payments and the amount of any underpayment or the accuracy of COGS statements. Copies of such reports shall be supplied to the non-auditing Party. In the event the report demonstrates that Schering or RPI has underpaid Royalties or royalties or RPI overstated COGS then Schering or RPI shall promptly pay such Royalties or royalties as the case may be or credit differences caused by overstatement of COGS. In addition, if the amount of underpayment of Royalty or royalties due pursuant to this Agreement or over statement of COGS by [ ] or more than the paying or crediting Party shall also pay interest at the prime rate as stated in the Wall Street Journal under "Money Rates" ("Prime") applied to the amount unpaid from the date due to the date paid. If Schering or RPI has overpaid Royalties or royalties or RPI has overstated COGS, Schering or RPI may credit such overpayments against future Royalties or royalties owed the other Party. If RPI has understated COGS, except as provided in Section 10.4, Schering shall pay the amount of such underpayment.

              (c) Tax on Royalties. Any tax paid or required to be withheld by a Party for the benefit of the other Party on account of royalties payable to the other Party under this Agreement shall be deducted from the amount of royalties otherwise due. The paying Party shall secure and send to the other Party proof of any such taxes withheld and paid by the paying Party for the benefit of the other Party and shall, at the other Party's request, provide reasonable assistance in recovering said taxes, if possible.

              (d) Form of Payment. All payments to a Party hereunder shall be made in United States Dollars, for such Party's account, by wire transfer to a bank in the United States designated in writing by such Party; provided that where payments in respect of Net Sales are based on Net Sales in non-U.S. currencies, the amount of Net Sales and any deductions used to calculate Net Sales, if any, shall be converted monthly to United States Dollars at the average of the average daily "bid" and "asked" exchange rates as provided by Reuters (or a different independent wire service providing international spot exchange rates agreed to by the Parties) for the applicable month.

9.8 Reports on Net Sales Exclusions. In the event that Schering or its Sublicensees distributes Ribozyme Products or Non-Ribozyme Products to any entity for research or clinical testing purposes, or indigent or other public support programs, and determines that such distributions shall be excluded from the computation of Net Sales, then Schering shall provide RPI an annual written report on February 15 of each calendar year describing such distribution of all such Ribozyme Products or Non-Ribozyme Products, the purpose for which such Ribozyme Products or Non-Ribozyme Products were distributed, and the





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separately with the Commission.

       quantities of Ribozyme Products or Non-Ribozyme Products so distributed in the preceding calendar year.


                                       X
                            Manufacturing and Supply


10.1 RPI Right to Manufacture Exogenous Ribozymes. Pursuant to Section 10.5, RPI has the right to manufacture Exogenous Ribozyme Products and shall manufacture Exogenous Ribozymes for research pursuant to the Research Plan. The manufacturing term is the same as the Royalty Term according to Section 9.1(c) on a country-by-country basis (hereinafter referred to as "Manufacturing Term").

10.2 Schering Right to Manufacture Ribozymes. (i) Schering shall manufacture Endogenous Ribozyme Products, and shall manufacture Endogenous Ribozyme for research pursuant to the Research Plan and, (ii) pursuant to Section 10.5, the backup right to manufacture Exogenous Ribozyme Products.

10.3 Non-Commercial Research and Clinical Supply. Prior to the First Commercial Sale, RPI will manufacture Exogenous Ribozymes for the requirements of Schering for (i) research purposes as ordered by Schering at a price equal to [ ] ("Research Transfer Price") [ ] (ii) clinical purposes as ordered by Schering at a price equal to [ ] per vial ("Clinical Transfer Price"). The Clinical Transfer Price shall be deemed to include the final form of the product and final packaging as described in the IND.

10.4 Commercial Supply. (a) Subject to the terms and conditions of this Agreement, and except to the extent and amounts that it is necessary for Schering or its Sublicensees to maintain levels of production to be a viable backup manufacturer for Exogenous Ribozyme Products, RPI shall supply to Schering, and Schering shall purchase from RPI, all of the worldwide requirements for Exogenous Ribozyme Products of Schering and its Affiliates and Sublicensees at a price equal to [ ] ("Transfer Price"). Such Exogenous Ribozyme Products shall be in final package and final labeling form, and such Transfer Price shall include all raw material, direct labor, overhead, quality control, testing, stability testing, labels, package inserts, cartons, labeling which accompanies the vials, and primary and secondary packaging all as described in the NDA. (b) Provided however, under no circumstances shall such Transfer Price plus Royalty plus Bonus Royalty on Net Sales exceed [ ] (c) The Transfer Price will not exceed [ ] of Schering's Net Sales. If this creates a problem for RPI, the Parties agree to meet to discuss opportunities to further reduce COGS; however, in no event will the Transfer Price exceed [ ] of Schering's Net Sales. (d) If at any time RPI is unable or otherwise fails to provide Exogenous Ribozyme Product in the quantities ordered pursuant to Section 10.10, Schering shall be entitled to obtain that shortfall amount of Exogenous Ribozyme Products from any other supplier or manufacturer as set forth in Section 10.12, and in such case RPI shall just receive the applicable [ ] Royalty on Net Sales.





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separately with the Commission.

10.5 Condition of RPI Becoming Schering's Worldwide Supplier of Exogenous Ribozymes Products. If the conditions set forth in this Section 10.5 have been satisfied, RPI will be Schering's worldwide supplier of Exogenous Ribozyme Products. The conditions precedent to RPI becoming Schering's worldwide supplier of final Exogenous Ribozyme Products are as follows:

              (a) As of the initiation of Pivotal Clinical Trials for a putative Exogenous Ribozyme Product: RPI shall not be in breach of this Agreement in any material respect (or if it is in breach it shall cure such breach within sixty (60) days of notice thereof); (x) RPI shall have established production facilities which: (i) in the aggregate shall be capable of meeting the supplies for Pivotal Clinical Trials; (ii) shall comprise at least one RPI facility whose capacity is planned to provide Worldwide Target supplies at the time of first Regulatory Approval of each Ribozyme and Non-Ribozyme Product. (y) RPI shall have, (i) during the previous four calendar quarters, timely delivered substantially all amounts of Exogenous Ribozyme Products for testing as to which orders timely placed pursuant hereto were accepted, and (ii) substantially achieved the delivery targets recited in Schering purchase orders.

              (b) If any of the foregoing conditions have not been satisfied, then, upon written notice from Schering, (i) RPI and Schering will meet at least once to discuss what steps RPI should take to assure Schering that RPI has taken and will take all steps necessary to assure Schering that RPI has the capacity and capability to become Schering's worldwide supplier of Exogenous Ribozyme Products; (ii) the Parties will in good faith discuss such steps and assurances; (iii) if after such discussions, Schering in good faith believes RPI does not have the capacity and capability to become Schering's worldwide supplier of Exogenous Ribozymes, RPI has an additional six (6) months from the meeting referred to in Section (i) of this paragraph to cure the matters set forth in such meeting. If RPI has not cured to Schering's good faith judgment then RPI at Schering's cost will train Schering personnel and shall transfer all manufacturing trade secrets to Schering to ensure that Schering can manufacture Exogenous Ribozyme Products and RPI shall be the backup supplier of Exogenous Ribozyme Products. Schering will thereafter be entitled to have all of its other requirements for Exogenous Ribozyme Products supplied by any other supplier or manufacturer, including Schering, and notwithstanding any other term of this Agreement RPI shall receive as sole compensation on account of Net Sales of Exogenous Ribozyme Products an amount as provided in
              Section 9.2 of this Agreement.

              (c) RPI shall advise Schering as soon as practicable if it is unable or does not elect to supply Exogenous Ribozyme Products outside the United States.

10.6 Worldwide Target Defined. The Worldwide Target shall be agreed to between the Parties annually at the date set by Schering (the "Fixing Date"). The "Worldwide Target" shall





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


       represent a reasonable estimate, based on information available to the Parties as of the Fixing Date, of the total expected worldwide demand for Exogenous Ribozyme Products. Such estimate shall be based upon prior sales history, market demand in excess of current capacity, the size of the potential patient population for approved indications (or indications which are in the final stages of receiving approval) and expected rates of use by such patients, prior and current forecasts (which shall be considered in light of the accuracy of prior forecasts), and such other factors as are reasonably considered in forecasting demand on a long-range basis. The establishment of a Worldwide Target shall not relieve RPI of any best efforts obligation to meet demand in excess of that amount. The calculation of the Worldwide Target shall not include potential sales arising from as-yet unapproved indications, nor shall it be reduced by the mere possibility of restricted sales due to factors such as the actions of a competitor not yet in the market or contemplated governmental actions.

10.7 Ordering Generally. As set forth specifically below, the Parties shall cooperate in the forecasting of demand for Exogenous Ribozyme Product and in providing for worldwide capacity for the manufacture thereof.

10.8 Approval. Upon notification of FDA approval, Schering shall confirm its then-current rolling forecast, and the Parties shall confer as to the possibility of increasing Schering's order in accordance with RPI's manufacturing capacity. The Parties recognize that during the first year after First Commercial Sale there may exist some uncertainties concerning demand for Exogenous Ribozyme Product and agree to meet to confer about these uncertainties on a regular basis, but any modification to the terms hereof shall be only as agreed in writing by the Parties.

10.9 Rolling Forecasts. Upon the initial order for First Commercial Sale of final Exogenous Ribozyme Product, and thereafter on the first business day of each calendar quarter during the term that RPI is manufacturing Exogenous Ribozyme Products for Schering, Schering shall deliver to RPI a non-binding written forecast of the quantities of vials that Schering expects in good faith to order in each of the three consecutive calendar quarters following the quarter for which the most recent order has been placed. Such forecasts shall represent Schering's best estimate of its anticipated orders. At RPI's request Schering shall confer with RPI as to the basis for such forecasts and shall disclose to RPI any underlying data for such forecasts.

10.10 Quarterly Orders. Beginning with the purchase order for the first calendar quarter prior to the First Commercial Sale, Schering shall place written purchase orders for vials or what ever form of the final container for such Exogenous Ribozyme Product (hereinafter referred to as "vials") on a quarterly basis, not less than one hundred eighty (180) days prior to the commencement of the calendar quarter for which the vials are desired. Each purchase order shall specify requested delivery dates and, if appropriate, divide the vials intended for U.S. and non-U.S. markets, and shall be net of (although it shall identify) any vials to be supplied





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


       by other suppliers as permitted hereunder. Unless otherwise agreed by the Parties in writing, such purchase orders shall specify delivery dates that ratably distribute the delivery of vials among each of the months included in such calendar quarter. No less than 150 days before the commencement of the quarter in which the product is to be delivered, RPI shall, in writing, advise Schering, in good faith, of the number of vials which it accepts for delivery during that period, and Schering shall be entitled to rely on such delivery during that period, and Schering shall be entitled to rely on such advice for purposes of obtaining alternate supplies of Exogenous Ribozyme Products to make up any shortfall in such supplies. Any orders placed hereunder shall be rounded upward, if necessary, to a reasonably whole lot. RPI shall use its best efforts to accept purchase orders consistent with its capacity and to its best efforts to deliver the number of vials that it has accelerated for delivery. To the extent Schering places orders other than such regular quarterly orders, or to the extent that any orders accelerate the estimated delivery schedule, RPI shall use reasonably diligent efforts to supply such quantities so ordered. At the request of either Party, the Parties shall meet and confer in good faith regarding the establishment of a different ordering schedule to take account of market conditions, regulatory approval lag times, or manufacturing time. If, RPI having accepted an order, fails timely to deliver the full amount of such order, then Schering shall (without limiting any other rights hereunder) be reimbursed for the additional costs and expenses reasonably incurred by Schering and directly arising from such failure.

10.11 Reports. RPI will report quarterly to Schering its progress in the manufacture of vials hereunder and RPI shall promptly notify Schering if it appears that RPI will be unable to timely deliver any amounts accepted for delivery.

10.12  Supply Shortfalls; Capacity Planning.

              (a) At any time during the term of this Agreement Schering shall be entitled to qualify or license any reasonable supplier or manufacturer (including Schering) to manufacture Exogenous Ribozyme Products in any jurisdiction, and shall be entitled to enter into an agreement with such supplier or manufacturer to act as an alternate source of supply of Exogenous Ribozyme Products to Schering in any jurisdiction; provided that Schering shall not order or purchase Exogenous Ribozyme Products from such supplier (other than non-commercial quantities of Exogenous Ribozyme Products used solely for regulatory licensing of such supplier) except under circumstances permitted under this Agreement.

              (b) If at any time RPI is unable or otherwise falls to supply (or notifies Schering that it cannot supply) Schering with the Exogenous Ribozyme Product for a particular calendar quarter ordered pursuant to Section X, Schering shall be entitled, upon notice to RPI, to obtain the shortage in its requirements for such calendar quarter from any other licensed supplier or manufacturer (including Schering). RPI's sole compensation for Exogenous Ribozyme Product manufactured by such supplier (or Schering) pursuant to this Section shall be the royalty set forth in Section 9.2.





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



10.13 Subcontractors. RPI may subcontract with one or more Third Parties for the performance of one or more major processing steps provided that each subcontracting agreement for any major processing steps shall contain the following provisions: (a) in the event of a Change of Control, Schering shall be permitted to assume all of RPI's rights and obligations under such subcontracting agreement; (b) the manufacture of Exogenous Ribozyme Products by each subcontractor shall be approved by the FDA or other appropriate governmental agency; (c) the Exogenous Ribozyme Products or services to be supplied by each subcontractor and the manufacturing process therefor shall comply with all specifications and warranties under this Agreement; and (d) Exogenous Ribozyme Product will be required to be supplied on reasonable commercial terms, including an obligation on the part of each subcontractor to pay damages for breach of its supply obligations, which damages shall include at least the cost of securing alternate supplies. Notwithstanding any such subcontracting agreement, RPI shall remain fully responsible for all of its obligations under this Agreement.

10.14 Manufacturing Procedures. In the manufacturing of the vials, RPI shall adhere to the specifications and shall utilize such additional or modified procedures, facilities, equipment and labeling which may from time-to-time be agreed upon in advance and in writing by the Parties and as required by the FDA or other appropriate governmental regulatory authority. Any amendment to the release specifications shall be by agreement of the Parties not to be unreasonably withheld. RPI, at its sole cost, shall maintain and retain samples required by Current Good Manufacturing Practices as defined in 21 CFR 211 et seq. or any other applicable regulations ("GMP"). In addition RPI will, at its sole cost, select and retain samples of each lot of Exogenous Product and conduct an ongoing stability program as mutually agreed to by the Parties, will maintain all stability records for such period as is required by the FDA or other regulatory agency and furnish Schering with copies of all such records at Schering's request and will undertake any lot-by-lot testing required by the FDA or other regulatory agency, or as requested and paid for by Schering pursuant to budgets agreed in advance.

10.15 Delivery. Promptly upon completion of quality assurance testing by RPI of each lot ordered hereunder, RPI shall notify Schering of the completion thereof and shall provide Schering with appropriate certificates of analysis for such lot. The vials shall comply with all of RPI's warranties under this agreement. Schering shall have final authority to accept the vials from RPI on a lot-by-lot basis, based on whether the lot complies with all of RPI's warranties under this Agreement, and Schering shall have the right to review batch records as well as quality assurance results. If RPI and Schering disagree as to whether a lot has been rightfully rejected then the Parties shall submit the matter to a mutually acceptable third party, such as testing laboratory in the case of a dispute over analysis of the vials. The costs and fees of such third party shall be shared equally by the Parties. Within five business days of notification of completion and provision of the certificates of analysis, unless Schering has properly rejected such lot, Schering shall cause such lot to be removed at Schering's own cost from the premises where such lot was finished. If Schering requires





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

       longer than such five (5) day period to arrange for removal due to special circumstances, including the reasonable need to review batch records prior to acceptance, Schering shall so notify RPI and the Parties shall discuss in good faith a reasonable extension of such five
       (5) day period, and prior to delivery RPI shall store Exogenous Ribozyme Product at its own expense. Except for vials intended for distribution in the United States, title to and risk of loss for all vials shall pass to Schering upon delivery to a carrier at RPI. Title to and risk of loss for vials intended for distribution in the United States shall pass to Schering's United States Affiliate upon delivery to a carrier at the RPI site.

10.16 Inspection. Schering may inspect each lot shipped by RPI and shall notify RPI of any non-conformance to specifications (or other proper reason for rejection) within thirty (30) days after receipt of the shipment and the relevant batch records being made available to Schering. Any delivery not rejected by Schering within such thirty (30) days shall be deemed accepted unless Schering informs RPI that Schering's testing or investigation is still under way, in which case the time shall be extended for a reasonable period to allow completion of the testing or investigation; provided however, if a lot is subsequently rejected by the FDA or other applicable regulatory agency (or by Schering in the event the quality control testing of the Exogenous Ribozyme Products necessarily requires more than thirty (30)
       days), payment for that lot by Schering shall be suspended by Schering, or, if already paid, the next payment to RPI by Schering shall be reduced by crediting the amount Schering had advanced for the non-conforming lot. If such lot is subsequently accepted by the FDA, or other agency, with at least six months remaining prior to the expiration date of such lot, then Schering will, upon Schering's acceptance of such lot, pay RPI according to this Agreement.

10.17 Additional Testing. Schering shall have the right to request any additional testing of the vials (in addition to testing necessary to determine whether to accept the vials) that Schering reasonably believes necessary and, if requested, RPI shall use best efforts to promptly perform such testing and inform Schering of the results; provided however, that all such additional testing shall be at Schering's sole cost and expense, and Schering shall reimburse RPI for its costs (according to agreed budgets) incurred in performing such additional testing within thirty (30) days after RPI submits an invoice for such costs.

10.18 Right to Review Processes. RPI shall maintain all quality assurance manufacturing records and batch production records directly related to the manufacture of Exogenous Ribozyme Products, or copies thereof, as required by FDA or other applicable regulation. Schering's personnel have the right to review and audit compliance with manufacturing specifications during regular business hours at reasonable intervals, and shall have the right to visit and inspect each RPI site at such times as required for the purpose of review of batch records and manufacturing and quality assurance procedures with respect to Exogenous Ribozyme Products, provided that such review or audit does not impede RPI's manufacture and release processes. Schering personnel shall not have access to any records, information, or data concerning other RPI products and Schering personnel having access to any RPI site shall execute reasonable confidentiality agreements to prevent disclosure of such information that may be discovered inadvertently. Schering's personnel may make general inquiries the





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

       answers to which will be held in confidence by them, concerning such matters as manufacturing scheduling, and equipment cleaning of any other RPI's site to insure that Exogenous Ribozyme Products is being manufactured under GMP.

10.19 Labeling. RPI shall produce all vials in a finished and packaged form, using labels, cartons, package inserts and trade pack shippers in accordance with the format prepared by Schering. Unless the Parties agree otherwise and the law so permits, RPI (as appropriate) shall be identified as the manufacturer on the labels. Schering shall give reasonable advance notice of any label, labeling, or packaging change to enable RPI to switch labels, labeling, or packaging without interrupting RPI's production schedule or incurring unreasonable expense, and unless required by the FDA or other regulatory agency, such changes shall not significantly increase the RPI COGS without RPI's approval, unless Schering agrees to pay for such significant increase. To the extent consistent with FDA or other applicable regulations, and according to Schering's instructions Schering or its Affiliates, shall have its name placed as prominently as possible on the label of the final product.
       The cost of packaging and labels shall be borne by RPI, provided that if Schering provides packaging or labels for any vials, the actual reduction in the RPI's COGS shall be credited to Schering with respect to such vials against payment to be made upon delivery.

10.20 Investigation of Complaints. Schering shall have the primary right and responsibility to investigate and answer all complaints concerning Exogenous Ribozyme Products. If permitted by law, Schering shall have the primary right and responsibility to report to the FDA or other applicable regulatory agency all complaints and corrective actions with respect to Exogenous Ribozyme Products, but if so required by law, RPI shall perform such reporting. In this regard, Schering will supply RPI with a copy of any completed investigation report as required by GMP as well as any other report needed by RPI to comply with the law. RPI will promptly notify Schering of any adverse events, complaints or problems, or any inquiries made by healthcare providers, or any actual or threatened legal or regulatory action of the FDA or other regulatory agency relating to Exogenous Products hereunder of which RPI has notice.

10.21 FDA Regulation of "Ownership". If it is determined by the FDA that Exogenous Ribozymes are to be regulated as biologics then:

              (a) Schering shall make all decisions and have regulatory responsibility in respect of the ELA/PLA (Establishment License Application/Product License Application as defined by FDA regulations as amended and foreign equivalents) and (b) the ELA/PLA shall be designate so that Schering or its Affiliate as named as the "Responsible Head" thereof.

              (b) Schering has sign-off authority with respect to all batch records (including in-process batch records) at Schering's sole cost, risk and expense.

              (c) If, in the reasonable opinion of Schering based on issued or proposed regulations, or correspondence or statements of the FDA it appears that transferring





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


              certain responsibilities for Exogenous Ribozyme Products quality control or approval to Schering personnel, including final authority for manufacturing approval of Exogenous Ribozyme Product would materially enhance the ability of Schering to be named in the ELA/PLA as the "Responsible Head", then RPI shall allow Schering, at its sole cost, risk, and expense, to test and release for sale Exogenous Ribozyme Products manufactured at the RPI site(s), and, if it reasonably appears necessary, to place such personnel with such final authority for approval of Exogenous Ribozyme Product in the RPI site(s) to the extent permitted by the Federal Food, Drug and Cosmetic Act and Public Health Act as amended. RPI shall not be liable for any error or omission of such personnel or in such testing, including the erroneous approval of Exogenous Ribozyme Products.


                                       XI
                                    PAYMENTS

11.1 Payment on Delivery or Completion. Within ninety (90) days after the later of the delivery of each shipment of Exogenous Ribozyme Products to Schering by RPI or receipt of the related invoice Schering shall pay for such Exogenous Ribozyme Products, provided if any portion of the shipment is not accepted Schering shall pay for only that portion of the shipment that is accepted.

11.2 Indigent and Rebate Vials. To the extent, that vials are provided without charge by Schering pursuant to an "indigent program" or as a non-cash rebate with respect to certain purchases of Exogenous Ribozyme Products, Schering shall not pay Royalties or Bonus Royalties on such free Ribozyme and Non-Ribozyme Products.


                                      XII
                                  TAX MATTERS

12.1 Tax Matters. (a) RPI agrees that Schering is entitled to all tax benefits, including in particular, tax credits and/or tax deductions attributable to amounts Schering has funded hereunder. RPI shall file its federal, state, and local tax returns on a basis consistent with this Agreement, and shall not take any action inconsistent with Schering's entitlement to such tax benefits.

              (b) In the event that Schering, in its judgment, determines that it must obtain information and verification regarding the use or application of such expenditures in order to prepare Schering tax returns or to respond to an inquiry during a tax audit or any other inquiry relating to such treatment of its tax return, or to defend its tax position in any proceeding including litigation, RPI shall reasonably cooperate with Schering and furnish it with such information as it may reasonably require at Schering's request and expense.





Confidential portions ( [  ] ) have been omitted pursuant to regulation
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


                                      XIII
                                    PATENTS

13.1 Disclosure by Employees, Agents or Independent Contractors. Schering and RPI agree that as to any employees, agents, or independent contractors of Schering and RPI presently in their employ or who are hired or retained by Schering or RPI to perform, manage performance of, or participate in the research done pursuant to this Agreement, Schering and RPI will ensure that such employees, agents, or independent contractors will promptly disclose and assign to the Party engaging them any and all rights to inventions, developments, or improvements, (whether patentable or not) conceived and/or reduced to practice during the course of their duties, Each Party will notify the other Party promptly of any sole or joint inventions in Developed Technology, or RPI Base Technology pursuant to the Research Plan. lnventorship will be determined using United States patent laws.

13.2   Patent Prosecution and Related Activities.

              (a) RPI Inventions. RPI shall be responsible, at its sole expense, for preparing, filing, prosecuting and maintaining in such countries it deems appropriate, patent applications and patents relating to all solely owned RPI inventions within the RPI Base Technology and RPI solely invented Developed Technology ("RPI Inventions") and conducting any interferences, re-examinations, reissues and oppositions relating to such patent applications and patents.

              (b) Schering Inventions. Schering shall be responsible, at its sole expense, for preparing, filing, prosecuting and maintaining in such countries it deems appropriate, patent applications and patents relating to all solely owned Schering inventions within the Schering Base Technology, and solely invented Schering Developed Technology ("Schering Inventions") and conducting any lnterferences, re-examinations, reissues and oppositions relating to such patent applications and patents.

              (c) Joint Inventions. Schering shall be responsible, at its sole expense, for preparing, filing, prosecuting and maintaining in the Core Countries patent applications and patents relating to all inventions jointly made by the Parties included within the Developed Technology ("Joint Inventions"), and conducting any interferences, re-examinations, reissues and oppositions relating to such Developed Technology. As used in this Agreement, "Core Countries" shall mean the United States, Canada, Europe (members of the European Patent Convention via European Patent Office applications), Japan and Australia. No Party shall have the right to file any patent application relating to a Joint Invention within the Developed Technology except in accordance with this Section XIII.

              (d) (i) Within ninety (90) days following the first actual reduction to practice of a Joint Invention, or following receipt of notice by RPI of its desire to have a patent application filed for a Joint Invention or such later time as the Parties may agree,





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


              Schering shall provide RPI with a first draft of a patent application disclosing and claiming such invention, subject to
              Section 13.2(d)(ii) below. RPI shall have the right to propose any modifications or additions to such patent applications within thirty (30) days of receipt of the draft. If Schering objects to any such modification or addition, the Parties shall discuss the problem in a good faith effort to resolve it. If within forty-five (45) days of receipt of such draft by RPI, the problem remains unresolved or if at any time the Parties cannot agree whether to file a patent application in the U.S. or any other country relating to a Joint Invention, such matters will be submitted to the Research Committee for resolution. If the Research Committee cannot resolve the issue, Schering shall be entitled to make the final decision. Schering shall keep RPI informed of prosecution of such Joint Inventions and provide drafts of prosecution documents to RPI for comment. RPI may make suggested changes; if Schering objects to any such suggested changes, the Parties shall discuss the problem in a good faith effort to resolve it. If within five (5) days of receipt of such draft by RPI, the problem remain unresolved, such matters shall be referred to the Chairman of each Party for resolution. If they fail to agree, Schering shall make the final decision.

                           (ii) Notwithstanding Section 13.2 (d) (i) above, in
                     the event that RPI in good faith believes that a patent application should not be filed with respect to a Joint Invention, prior to the end of such ninety (90) day period, within sixty (60) days of the beginning of such ninety (90) day period it shall provide the Research Committee with a written explanation of why such a filing is not desirable. The Research Committee shall then determine whether such an application should be filed. In the event that it determines that it should, Schering shall have an additional forty-five (45) days to provide the Research Committee with a draft patent application.

              (e)    Election Not to Prosecute. Schering may elect with ninety
              (90) days prior notice to RPI to discontinue the prosecution of any patent applications filed pursuant to Section 13.2 (b), (c) or (d) above or not to file or conduct any further activities with respect to the patent applications or patents subject to such Sections. RPI may elect upon ninety (90) days prior notice to Schering to discontinue the prosecution of any patent applications filed pursuant to Section 13.2 (a) above or not to file or conduct any further activities with respect to the patent applications or patents subject to such Section. In the event Schering or RPI respectively decline to file or having filed fail to further prosecute or maintain any patent applications or patents subject to this Agreement, or conduct any interference's, re-examinations, reissues, oppositions with respect thereto, the other Party shall have the right to prepare, file, prosecute and maintain such patent applications and patents in such countries worldwide as it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions at its sole expense.

13.3 Cooperation. Each of Schering and RPI shall keep the other fully informed as to the status of patent matters described in this Section XIIl including, without limitation, by providing





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


       the Research Committee the opportunity to fully review and comment on any documents which will be filed in any patent office as far in advance of filing dates as feasible, and providing the other copies of any documents that such party receives from such patent offices promptly after receipt, including notice of all interference's, reissues, re-examinations, oppositions or requests for patent term extensions. Schering and RPI shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the other Party's request.

13.4 Permitted Disclosures. Following a written notice from the other Party hereto, the Parties shall in good faith grant each other permission, not to be unreasonably withheld, to disclose in the specification of a patent application filed by the other Party pursuant to this Agreement, any RPI Base Technology, Schering Base Technology, or Developed Technology necessary to support and enable claims in such patent applications.

13.5   Third Party Infringement.

              (a) Schering Right. Schering, at its sole expense, shall have the right, but not the obligation, to initiate and conduct legal proceedings to enforce against any infringement or defend any declaratory judgment action involving a patent within the Developed Technology or Schering Base Technology covering Ribozyme Products or Non-Ribozyme Products.

              (b) RPI Obligation. RPI has the obligation to initiate and conduct legal proceedings to enforce any patent in the RPI Base Technology of or related to Ribozyme Products or Non-Ribozyme Products or to defend any declaratory judgment actions involving any such patent in the RPI Base Technology of or related to Ribozyme Products or Non-Ribozyme Products against any infringement at its sole expense.

              (c) Failure to Enforce. If within six (6) months following receipt of written notice of an infringement of Developed Technology or RPI Base Technology which the Party receiving notice has the right to enforce pursuant to this Section XIII, the Party having such right fails to take such action to halt such an alleged infringement or misappropriation or defend such a declaratory judgment action, the other Party may, at its expense, take such legal action as it deems appropriate, in its own name, to halt such an alleged infringement, or misappropriation or defend such a declaratory judgment action. Each Party agrees to render such reasonable assistance as the prosecuting party may request.

              (d)    Division of Recoveries.

                           (i) Any recovery received in connection with a suit brought by Schering or RPI pursuant to Section 13.5(a) or (b) shall be used first to reimburse the Party conducting such suit for expenses (including attorneys',





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separately with the Commission.

                     professional and expert fees) incurred in such suit, and any remainder treated as set forth below:

                                   (a) The remainder of the recovery shall be divided with Schering receiving [ ] and RPI receiving [.]

              (e) No Settlement without Consent. Neither Party shall enter into any settlement of any claim, suit or proceeding under Sections 13.5(a) or (b) above which admits or concedes that any aspect of the Developed Technology or RPI Base Technology licensed from the other Party is invalid or unenforceable without the prior written consent of such other Party.

              (f) Cooperation. Each Party shall keep the other reasonably informed of the progress of any claim, suit or proceeding subject to this Section 13.5 and cooperate reasonably in connection with such activities at the request and expense of the Party involved in such claim, suit or proceeding.

13.6 Third Party Infringement; RPI Right. (a) If RPI is selling a Ribozyme Product or Non-Ribozyme Product and RPI owes Schering cross royalties pursuant to Section 9.6, then RPI at its sole expense, shall have the right, but not the obligation, to initiate and conduct legal proceedings to enforce against any infringement or defend any declaratory judgment action involving a patent within the Developed Technology or RPI Base Technology covering such Ribozyme Product or Non-Ribozyme Product.

              (b)    Division of Recoveries.

                            (i) Any recovery received in connection with a suit brought by RPI pursuant to this Section 13.6 shall be used first to reimburse the Party conducting such suit for expenses (including attorneys', professional and expert fees) incurred in such suit, and any remainder treated as set forth below:

                                   (a)     The remainder of the recovery shall
                            be divided with Schering receiving [ ] and RPI receiving [.]

              (c) No Settlement without Consent. RPI shall not enter into any settlement of any claim, suit or proceeding under Section
              13.6 which admits or concedes that any aspect of the Developed Technology, licensed to Schering is invalid or unenforceable without the prior written consent of Schering.

              (d) Cooperation. RPI shall keep Schering reasonably informed of the progress of any claim, suit or proceeding subject to this
              Section 13.6.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

13.7   Infringement Claims by Third Parties.

              (a) Schering Control. If the manufacture, sale or use of any Ribozyme Product or Non-Ribozyme Product results in any claim, suit or proceeding alleging patent infringement against Schering, its Affiliates or its Sublicensees, Schering shall promptly notify RPI in writing setting forth the facts of such claim in reasonable detail. Except for RPI Base Technology, Schering shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided however, without the prior written consent of RPI, Schering shall not enter into any agreement or settlement which admits or concedes that any aspect of the Developed Technology owned by RPI is invalid, unenforceable or not infringed. Schering shall keep RPI reasonably informed of all material developments in connection with any such claim, suit or proceeding.

              (b) Royalty Escrow. If the manufacture, sale or use of any Ribozyme Product or Non-Ribozyme Product pursuant to this Agreement results in any claim alleging patent infringement against a Party paying a Royalty or royalty to the other Party (or its Sublicensees) based specifically on the practice of the RPI Base Technology or Developed Technology, during the pendency of such claim, the Party paying the Royalty or royalty may place fifty (50%) percent of the Royalties or royalties otherwise due hereunder attributable to such an alleged infringement in escrow. Such escrowed amounts including any interest earned thereon shall be returned to the paying Party in the event a final judgment of infringement is rendered against the paying Party on such a claim; otherwise, such amounts shall be paid to RPI, within thirty (30) days following the dismissal of such a claim.


                                      XIV
                                CONFIDENTIALITY


14.1   Confidentiality.

              (a) Term of Confidentiality. Information is provided by the "Disclosing Party" and received by the "Recipient". The Recipient will keep all Information provided by the Disclosing Party confidential for the Term and seven (7) years thereafter. Without the prior written consent of the Disclosing Party, not to be unreasonably withheld, the Recipient will not disclose any Information to any Third Party, except to the officers, employees, agents, or representatives of the Recipient or the Recipient's Affiliates (collectively "Representatives"), who, in each case, need to know any such Information for purposes of the implementation and performance by the Recipient of this Agreement, and will use the Information provided by the Disclosing Party only for such limited purposes.

              (b) Warranty of Obligation. Each Party warrants that each of its Representatives to whom any Information provided by the Disclosing Party is





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

              revealed shall previously have been informed of the confidential nature of the Information and shall have agreed to be bound by the terms and conditions of this Agreement applicable to the Recipient. The Recipient shall ensure that the Information provided by the Disclosing Party is not used or disclosed by such Representatives except as permitted by this Agreement and shall be responsible for any breach of this Agreement.

              (c) Ownership of Information. All Information shall remain the property of the Disclosing Party. Upon the written request of the Disclosing Party (i) all tangible Information provided by the Disclosing Party (including all copies thereof and all unused samples) except for Information consisting of analysis, studies and other documents prepared by or for the benefit of the Recipient, shall be promptly returned to the Disclosing Party, and (ii) all portions of such analysis, studies and other documents prepared by or for the benefit of the Recipient (including all copies thereof) which are within the definition of Information shall be destroyed, with such destruction certified in writing to the Disclosing Party by the Recipient; provided however, a Party may retain Information of the other Party that is necessary or useful for the making, using or selling of Ribozyme Products or Non-Ribozyme Products.

              (d) Obligation of Confidentiality. The obligations of confidentiality and non-use set forth in this Agreement shall not apply to any portion of the Information which:

                                   (i)    is or becomes public or available to
                            the general public otherwise than through the act or default of the Recipient or its Representatives; or

                                   (ii)   is obtained by the Recipient from a
                            Third Party who is lawfully in possession of such Information and Is not subject to an obligation of confidentiality or non-use owed to the Disclosing Party or others; or

                                   (iii)  is previously known to the Recipient
                            prior to disclosure to the Recipient by the Disclosing Party under this Agreement, as shown by written evidence, and is not obtained or derived directly or indirectly from the Disclosing Party; or

                                   (iv)   is disclosed by the Recipient
                            pursuant to the requirement of law, provided that the Recipient has complied with the provisions set forth In this Section XIV; or

                                   (v)    is independently developed by
                            Recipient without the use of or reliance on any Information provided by the Disclosing Party hereunder, as shown by contemporaneous written evidence.





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separately with the Commission.

              (e) Legal Disclosure or Disclosure to Investment Bankers. If the Recipient becomes legally required to disclose any Information provided by the Disclosing Party, or if Recipient wishes to disclose Information to investment bankers the Recipient will give the Disclosing Party prompt notice of such fact so that the Disclosing Party may (i) obtain a protective order or other appropriate remedy concerning any such disclosure and/or waive compliance with the non-disclosure provision of this Agreement or (ii) discuss such proposed disclosure with Recipient. Recipient will reasonably cooperate with the Disclosing Party in connection with the Disclosing Party's request for changes to the proposed disclosure. If any such order or other remedy does not fully preclude disclosure or the Disclosing Party waives such compliance, Recipient will make such disclosure only to the extent that such disclosure is legally required and will use its reasonable efforts to have confidential treatment according to the disclosed Information or with respect to disclosure to investment bankers ensure that such investment bankers enter into confidentiality agreements with the Disclosing Party prior to the Recipient making such disclosure.

              (f) No Warranty As To Reliability. Each of the Parties acknowledges that neither Party makes any representation or warranty as to the reliability, accuracy or completeness of any of the Information, except for any specific representation or warranty made in other sections of this Agreement. Recipient agrees that neither the Disclosing Party nor any of the Disclosing Party's Representatives shall have any liability to Recipient arising from the Information provided by the Disclosing Party except as otherwise provided herein.

              (g) No Implied License. Except as otherwise set forth in this Agreement, nothing herein shall be construed as giving Recipient any right, title, interest in or ownership of the Information provided by the Disclosing Party, and with respect to any portion thereof which is or becomes public information and is now or hereafter becomes covered by any patent, Recipient's rights with respect thereto shall be subject to all rights of the patent owner and/or licenses.

              (h) Public Domain. For the purpose of this Agreement, specific Information disclosed as part of Information shall not be deemed to be in the public domain or in the prior possession of Recipient merely because it is embraced by more general information in the public domain or by more general information in the prior possession of Recipient.

14.2 Publications. The Research Committee will discuss and review proposed publications describing the scientific results of the Research Plan. Either Party may, in its sole discretion, decide not to permit publication by the other Party of any scientific results related to the Developed Technology. Such permission shall not be unreasonable withheld. Authorship of publications shall be determined by custom and practice in the scientific community.





Confidential portions ( [  ] ) have been omitted pursuant to regulation
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separately with the Commission.

                                       XV
                     REPRESENTATIONS AND WARRANTIES OF RPI

15.1   RPI represents and warrants to Schering as follows:

              (a) Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              (b) Authority. It has full corporate power and authority to execute and deliver this Agreement and the other agreements and Instruments to be executed and delivered by RPI pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained.

              (c) Enforceability. This Agreement has been duly executed and delivered by RPI and constitutes, and such other agreements and instruments contemplated hereby or in connection herewith when duly executed and delivered by RPI will constitute, legal, valid, and binding obligations of RPI enforceable against RPI in accordance with their respective terms.

              (d) Approvals, Consents, Etc. No approval, authorization, consent, order, action, or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by RPI of this Agreement and the execution and delivery by RPI of such other agreements and instruments or the consummation.

              (e) No Conflicts. None of the execution, delivery, or performance of this Agreement or the other agreements and instruments to be executed and delivered by RPI (i) conflicts with or results in a breach under the charter documents or any material contractual undertaking of RPI or its Affiliates, (ii) conflicts with or results in a violation of any of the laws of the jurisdiction of incorporation of RPI, or conflicts with any agreements among the following parties: University Patents, Inc., University of Colorado Foundation, Inc., United States Biochemical Corporation, University Research Corporation, University Technology Corporation, National Institutes of Health, Howard Hughes Medical Institute, University of Colorado, CTI and Chiron Corporation. RPI will not knowingly enter into any written or oral agreement after the Effective Date that would be inconsistent with its obligations under this Agreement or deprive Schering of the benefits of this Agreement.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

              (f) Title. As of the Effective Date, it has good title to or valid leases or licenses for all its properties, rights, and assets necessary for the fulfillment of its obligations and responsibilities under this Agreement.

              (g) Patent Infringement. To the best of RPI's knowledge, as of the Effective Date, and except as disclosed to Schering as of the Effective Date it is not aware of any patent or other intellectual property right of any other person that would be infringed by the research contemplated under the Research Plan.

              (h) Sufficient Rights. Except as stated in Exhibit 15.1(h) listing licenses and excluded sequences, pathways, physically contiguous sequences and currently active RPI internal programs as of the Effective Date, it owns or possesses adequate licenses or other rights to use all patents, patent rights, inventions, and know-how including an exclusive license to the Cech Patents and Ribozyme Technology to conduct research, to grant rights and licenses granted herein to Schering, and to fulfill its other duties and obligations pursuant to this Agreement. To the knowledge of RPI, as of the Effective Date the rights and licenses granted to Schering hereunder do not violate the RPI licenses to the Cech Patents and Ribozyme Technology or the rights of any Third Party to which RPI has granted a license. RPI has not, to the best of its knowledge as of the Effective Date, entered into any contract, agreement, or other arrangement with a Third Party inconsistent with this Agreement.

              i) Licenses to the Cech Patents and Ribozyme Technology. It has fully complied, and will use its best efforts to remain in material compliance with, and is not in breach of, and this Agreement will not materially breach, any terms, conditions or obligations of all the RPI licenses to the Cech Patents and Ribozyme Technology.

              (j) No Prior Grant or Patents. As of the Effective Date, and except as listed in Exhibit 15.1(j) RPI has not (i) knowingly granted any licenses to Third Parties, or (ii) filed any patent application inconsistent with the licenses granted to Schering pursuant to Section VI or (iii) granted any licenses to Third Parties inconsistent to Section 6.8(b).

              (k) No Sublicense Royalties Under RPI Base Technology. As of the Effective Date, and except as provided in Exhibit 15.1(k) there are no licenses in the RPI Base Technology that would require Schering to pay a royalty to make, have made, use, sell, offer to sell and import Ribozyme Products and Non-Ribozyme Products between RPI and Third Parties.

              (l) Hypothecation Of Cech Patents. As of the Effective Date, the Cech Patents are not available for hypothecation to Schering.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

              (m) Broad Pathway Licenses. Other than as listed in Exhibit 15.1(m) there are no Third Parties other than Chiron Corporation to whom RPI granted broad pathway or physically contiguous licenses that could claim rights to a Designated Schering Sequence or Ribozyme Product. Furthermore, RPI represents it will use its best efforts to renegotiate such broad pathway license with Chiron.

              (n) Purchase Agreement. The representations and warranties made in Article IV of the Purchase Agreement are true and correct and are incorporated herein by reference.


                                      XVI
                   REPRESENTATIONS AND WARRANTIES OF SCHERING

16.1   Schering represents and warrants to RPI as follows:

              (a) Organization. It is a corporation duly organized and validly existing under the laws of Germany.

              (b) Authority. It has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Schering pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained.

              (c) Enforceability. This Agreement has been duly executed and delivered by Schering and constitutes, and such other agreements and instruments when duly executed and delivered by Schering will constitute, legal, valid, and binding obligations of Schering enforceable against Schering in accordance with their respective terms.

              (d) Approvals, Consents, Etc. No approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Schering of this Agreement and the execution and delivery by Schering of such other agreements and instruments or the consummation by Schering of the transactions contemplated hereby or thereby.

              (e) No Conflicts. None of the execution, delivery, or performance of this Agreement or the other agreements and instruments to be executed and delivered by Schering, (i) conflict with (or will conflict with) or result in a breach under (or will result in a breach under) the charter documents or any material contractual undertaking of Schering or (ii) conflict with (or will conflict with) or result in a





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

              violation of (or will result in a violation of) any of the laws of the jurisdiction of incorporation of Schering.

              (f) Title. As of the Effective Date, it has good title to or valid leases or licenses for all its properties, rights, and assets necessary for the fulfillment of its obligations and responsibilities under this Agreement.

16.2 Disclaimer. Schering and RPI specifically disclaim any guarantee that the research will be successful, in whole or in part. The failure of the Parties to successfully research and develop Ribozyme Products or Non-Ribozyme Products will not constitute a breach of any representation or warranty or other obligation under this Agreement. Neither Schering nor RPI makes any representation or warranty or guarantee that the Research Plan will be sufficient for the successful completion of the research. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, RPI AND SCHERING MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DEVELOPED TECHNOLOGY, RIBOZYME PRODUCTS AND NON-RIBOZYME PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF RPI BASE OR SCHERING BASE TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

                                      XVII
                          SURVIVAL AND INDEMNIFICATION

17.1 Survival of Representations, Warranties, Covenants, and Agreements. The representations, warranties, covenants, and agreements contained in this Agreement, and in other agreements and instruments to be executed and delivered by the Parties pursuant to this Agreement, shall survive the Term and the completion of the other actions set forth herein and shall remain in full force and effect. Except as expressly provided herein, the representations, warranties, covenants, and agreements contained herein, and in the other agreements and instruments to be executed and delivered by the Parties hereto confirm that they have not relied upon any other representations, warranties, covenants, and agreements as an inducement to enter into this Agreement or the other agreements and instruments to be executed and delivered by the Parties pursuant to this Agreement.

17.2 Indemnification By RPI. RPI hereby agrees to indemnify and hold Schering, its Affiliates and their respective officers, directors, stockholders, employees, agents, and representatives (collectively, the "Schering Indemnities") harmless on an after-tax basis from and against any and all claims, liabilities, losses, damages, costs and expenses in respect of claims against the Schering Indemnities by parties other than the Schering Indemnities, including fees and disbursements of counsel and expenses of reasonable investigation (collectively, "Schering Losses"), arising out of, based upon or caused by: (i) the inaccuracy of any representation or the breach of any warranty, covenant or agreement of RPI contained in





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

       this Agreement or in any other agreement or instrument delivered by RPI pursuant to this Agreement; (ii) any negligence or intentional wrongdoing in the research conducted by RPI, its Affiliates or designees; or (iii) any act, method, or other technology employed by RPI in producing, using, or researching that violates any Third Party or any licenses to the Cech Patents and Ribozyme Technology entered by RPI prior to the Effective Date or during the Term, (iv) the manufacture of Exogenous Ribozyme Products, or (v) the development, pre-clinical testing, and clinical testing, manufacture, sale and/or use (including, but not limited to product liability claims) of any Ribozyme Product or Non-Ribozyme Products made, used or distributed by RPI or its licensees in the event RPI proceeds with the development and marketing of any Ribozyme or Non-Ribozyme Product pursuant to Section 6.7 (except in each case to the extent that any Schering Loss is due to the negligence or willful misconduct of Schering Indemnities).

17.3 Indemnification By Schering. Schering hereby agrees to indemnify and hold RPI, its Affiliates, subcontractors and their respective officers, directors, stockholders, employees, agents, and representatives (collectively, the RPI Indemnities") harmless on an after-tax basis from and against any and all claims, liabilities, losses, damages, costs and expenses in respect of claims against the RPI Indemnities by parties other than the RPI Indemnities, including fees and disbursements of counsel and expenses of reasonable investigation (collectively, "RPI Losses"), arising out of, based upon or caused by: (i) the inaccuracy of any representation or the breach of any warranty, covenant or agreement of Schering contained in this Agreement or in any other agreement or instrument delivered by Schering pursuant to this Agreement; (ii) any negligence or intentional wrongdoing in the research conducted by Schering, its Affiliates or designees; or (iii) the development, pre-clinical and clinical testing, manufacture, (except for Exogenous Ribozymes manufactured by RPI and its contractors, distribution,) sale and/or use (including but not limited to product liability claims) of any Ribozyme Product or Non-Ribozyme Product made, used or distributed by Schering or its licensees (except in each case to the extent that any RPI Loss is due to the negligence or willful misconduct of RPI Indemnities).

17.4 Notices, Etc. Each indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Claims") for which such indemnified party intends to assert a right to indemnification under this Agreement; provided however, that failure to give such notification shall not affect the indemnified party's entitlement to indemnification hereunder except to the extent that the indemnifying party shall have been prejudiced as a result of such failure. The indemnifying party shall have the initial right (but not the obligation) to defend, settle or otherwise dispose of any Claim for which the indemnified party intends to assert a right to indemnification under this Agreement as contemplated in the preceding sentence if and so long as the indemnifying party has recognized in a written notice to the indemnified party provided within thirty (30) days of such written notice its obligation to indemnify the indemnified party for any RPI Losses or Schering Losses (as the case may be) relating to such Claim, provided however, that the indemnifying party shall obtain the written consent





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

       of the indemnified party prior to ceasing to defend, settling or otherwise disposing of any Claim. If the indemnifying party fails to state in a written notice during such thirty (30) day period its willingness to assure the defense of such a Claim, the RPI or Schering Indemnity, as the case may be, shall have the right to defend, settle or otherwise dispose of such claim, subject to the applicable provisions of
       17.2 and 17.3 above.

17.5 Environmental Indemnification; Permits. Notwithstanding any other indemnification obligation in this Agreement, and in addition to any rights the Parties may have under relevant federal, state, or local statutory and common laws, RPI shall indemnify and hold harmless Schering and its Affiliates from and against any and all claims, acts, investigation costs, response costs, losses, damages, and any other costs and expenses (including attorney and consulting fees) (collectively "Environmental Costs") incurred solely as a result of Environmental Matters; provided however, this indemnification does not apply to the extent such Environmental Costs are attributable to the negligence or willful misconduct of Schering or its Affiliates or Sublicensees.

17.6   "Environmental Matters" are:

              (a) The operation by RPI or its Affiliates in the performance of the Research Plan, or any entity which provides services relating to the Research Plan under a subcontracting arrangement with RPI or its Affiliates, in a manner that is not in material compliance with and in violation of any applicable Environmental Law as defined herein.

              (b) Any action by RPI in violation of applicable Environmental Laws where (i) there has been a release of Hazardous Materials into the environment; or (ii) Hazardous Materials have been Disposed of at a site in violation of applicable Environmental Laws as the term "Disposed" is defined in applicable Environmental Laws.

              (c) Any failure by RPI during the Term of this Agreement to obtain and/or maintain in full force and effect all permits required under the applicable Environmental Laws, in the form required by permitting authorities in light of this Agreement, for any operation of any RPI facility or site.

              (d) Any negligent or intentional failure by RPI to provide all notices, required by Environmental Laws for the lawful operation of any RPI facility or site.

              (e) Any other actual or alleged negligent or intentional acts or omissions by RPI relating to the improper handling or improper disposal of Hazardous Materials at any RPI facility or site.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                     XVIII
                       TERM, TERMINATION, AND EXPIRATION

18.1 Term. Unless earlier terminated the Term of this Agreement is five (5) years from the Effective Date (the "Term"), renewable by mutual agreement between the Parties. The licenses granted herein shall be effective as of the Effective Date, and unless terminated earlier as provided in this Section 18 shall continue in full force and effect on a country-by-country basis and a product-by-product basis until Schering or RPI has no remaining Royalty or royalty obligations in a country, at which time this Agreement shall terminate in such country, and Schering or RPI shall have fully paid up licenses.

18.2   Termination.

              (a) Breach. If either Party breaches, or defaults in the performance of, or fails to be in compliance with, any material warranty, representation, agreement or covenant of this Agreement, including any payment obligations, and such default or noncompliance shall not have been substantially remedied, or steps initiated to substantially remedy the same to the other Party's reasonable satisfaction, within sixty (60) days after receipt by the defaulting Party of a written notice thereof and demand to cure such default from the other Party, then the Party not in default may terminate this Agreement.

              (b) Bankruptcy. Either Party may terminate this Agreement or the licenses granted by such Party, if, at any time, the other Party shall file in any court pursuant to any statute, a petition in bankruptcy or insolvency or for reorganization in bankruptcy or for an arrangement or for the appointment of a receiver or trustee of such Party or of its assets, or if such Party proposes a written agreement of composition or extension of its debts, or if such Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such Party shall propose or be a party to any dissolution, or if such Party shall make an assignment for the benefit of creditors.

              (c) Unresolved Chairmen Dispute. In the event any dispute submitted to the Chairman of Berlex and the Chairman of RPI pursuant to Section 4.5 cannot be resolved, either Party may terminate this Agreement on ninety (90) days written notice to the other Party.

              (d) Change in Control. Schering may terminate this Agreement in the event there is a Change in Control during the Term.

              (e) Rights in Law or Equity. Except as otherwise expressly provided herein, termination by either Party pursuant to this
              Section 18 shall not prejudice any other remedy that a Party might have in law or equity, except that neither Party may claim compensation for lost opportunity or like consequential damages arising out of the fact of such termination.





Confidential portions ( [  ] ) have been omitted pursuant to regulation
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separately with the Commission.

              (f) Schering Unilateral Right to Terminate. At any time after one (1) year from the Effective Date Schering may terminate this Agreement for any reason or no reason.

18.3   Effect of Breach or Termination.

       (a) Accrued Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

       (b) Return of Materials. Upon any termination of this Agreement, Schering and RPI shall promptly return to the other Party all Information received from the other Party (except for one copy which may be retained for archival purposes).

       (c)    Licenses.

                            (i)    Termination by RPI.

                                        (a)    Termination Pursuant to Sections
                            18.2(a).  In the event of termination by RPI under
                            Section 18.2(a) following a determination pursuant to Section 18.2(a) of a material breach of this Agreement by Schering, except for Section 6.6 the licenses granted by Schering to RPI shall remain in effect. The licenses granted hereunder to Schering shall remain in effect, subject to the terms and conditions of this Agreement until a full and final judgment concerning such breach by a court of competent jurisdiction; provided that if in such judgment Schering is found to have been in material breach, the licenses granted to Schering with respect to such material breach shall terminate.

                                        (b)    Termination Pursuant to Section
                            18.2(b). In the event of termination by RPI pursuant to Section 18.2(b) above, any licenses granted by RPI to Schering and its Sublicensees shall terminate concurrently, and any licenses granted by Schering hereunder shall remain in effect, subject to the terms and conditions of this Agreement.

                                        (c)    Termination Pursuant to Section
                            18.2(c). In the event of termination by RPI pursuant to Section 18.2(c) above, any licenses granted by RPI to Schering and its Sublicensees and by Schering to RPI and its Sublicensees shall terminate concurrently.





Confidential portions ( [  ] ) have been omitted pursuant to regulation
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separately with the Commission.

                     (ii)   Termination by Schering.

                                        (a)    Termination Pursuant to Section
                            18.2(a) or (b). In the event of any termination by Schering pursuant to Section 18.2(a) or (b) above, the licenses granted by RPI shall remain in effect. Any licenses granted by Schering hereunder shall terminate concurrently, and any licenses granted by RPI shall remain in effect, subject to the terms and conditions of this Agreement;

                                        (b)    Termination Pursuant to Section
                            18.2(d). In the event of any termination by Schering pursuant to Section 18.2(d) above, any licenses granted by Schering to RPI shall terminate and any licenses granted by RPI to Schering shall remain in effect, subject to the terms and conditions of this Agreement;

                                        (c)    Termination Pursuant to Section
                            18.2(f). In the event of a termination by Schering pursuant to Section 18.2(f), except for any Ribozyme Products or Non-Ribozyme Products already being sold commercially by Schering, all licenses granted by RPI to Schering pursuant to this Agreement shall terminate. Furthermore, RPI shall have no further obligation to conduct research pursuant to this Agreement, and, provided that RPI has provided Schering with a final written report concerning the research done pursuant to the Research Plan, within ninety (90) days of the written notice sent by Schering pursuant to Section 18.2(f) Schering shall pay RPI a winddown payment of Two Million Dollars (US$2,000,000.00).

                                        (d)    Termination Pursuant to Section
                            18.2(c). In the event of termination by Schering pursuant to Section 18.2(c) above, any licenses granted by RPI to Schering and its Sublicensees and by Schering to RPI and its Sublicensees shall terminate concurrently.


                                  ARTICLE XIX
                                 MISCELLANEOUS

19.1 Assignment. (a) Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates and may delegate its obligations under this Agreement in any country to any of its Affiliates; provided however, that such assignment or delegation shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.





Confidential portions ( [  ] ) have been omitted pursuant to regulation
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separately with the Commission.

              (b) Neither Party may assign its rights or obligations under this Agreement to a non-Affiliate without the prior written consent of the other Party, except in connection with a merger or similar reorganization or the sale of all or substantially all of its assets. Except as provided in Section 18.2(d), this Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be needed, and no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

              (c) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

19.2 Retained Rights. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development and to market products using such Party's technology other than as herein expressly provided.

19.3 Consents Not Unreasonably Withheld or Delayed. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, even when not so expressly stated, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised, even when not so expressly stated.

19.4 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has extended all reasonable efforts to avoid or remedy such force majeure and has given the other Party prompt notice describing such event, the effect thereof and the actions being taken to avoid or remedy such force majeure; provided however, that in no event shall a Party be required to settle any labor dispute or disturbance.

19.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

19.6 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name "Ribozyme Pharmaceuticals, Inc.," "RPI," "Schering," or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.





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separately with the Commission.

19.7 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof).




If to RPI:                                 If to Schering AG:

Ribozyme Pharmaceuticals, Inc.             Schering AG
2950 Wilderness Place                      Mullerstrasse, 170-178
Boulder, Colorado 80301                    13353 Berlin, Germany
Attention:  Larry Bullock                  Attention: Legal Department

Telecopy  (303) 449-6995                   Telecopy 49,30,4681-4086












Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                           With a copy to:

                                           Berlex Biosciences
                                           15049 San Pablo Ave.
                                           Richmond, California 94804-0099
                                           Attention:  Legal Department

                                           Telecopy: 510-262-7095


19.8 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing, waiver of same or any other of such Party's rights or remedies provided in this Agreement.

19.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent or in any country or in the European Union, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to re-negotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

19.10 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

19.11 Governing Law. This Agreement shall be governed by and interpreted under the laws of New York.

19.12 Headings. The sections and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

19.13 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.14 Entire Agreement; Amendments. This Agreement, the Purchase Agreement including, all Exhibits and Schedules attached hereto and thereto, and all documents delivered con





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

       currently herewith and therewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement or the Purchase Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

19.15 Independent Contractors. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

19.16 Negation of Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership, or similar relationship between Schering and RPI. The relationship between the Parties established by this Agreement is that of independent contractors.

19.17 Publicity. No public announcement concerning the existence or the terms of this Agreement shall be made, either directly or indirectly, by RPI or Schering, except as may be legally required by applicable laws, regulations, or judicial order, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld. The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release. Neither Party shall issue any press release or make any public announcement which includes or otherwise uses the name of the other Party in any public statement or document except with the prior written consent of such Party.

19.18 Registration and Filing of the Agreement. To the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any governmental authority, including without limitation the U.S. Securities and Exchange Commission and the Competition Directorate of the Commission of the European Communities, in accordance with applicable laws and regulations, such Party may do so, and the other Party shall cooperate in such filing or notification and shall execute all documents reasonably required in connection therewith at the expense of the requesting party. The Parties shall promptly inform each other as to the activities or inquiries of any such governmental authority relating to this Agreement, and shall cooperate to respond to a request for further information therefrom at the expense of the requesting party.

19.19 Beneficiaries. No person, other than Schering or RPI and their permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

19.20 Affiliates of Parties. Each Party may perform its obligations hereunder personally or through one or more Affiliates and shall be responsible for the performance of such obligations, and any liabilities resulting therefrom. Neither Party shall permit any of its Affiliates to commit any act (including any act of omission) which such Party is prohibited hereunder from committing directly.

19.21 Compliance with Laws. In exercising their rights under this Agreement, the Parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

19.22 Patent Marking. Schering agrees to mark and have its Affiliates and Sublicensees mark all Products and Other Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by duly authorized representatives as of the Effective Date.

SCHERING AKTIENGESELLSCHAFT                RIBOZYME PHARMACEUTICALS
                                           INCORPORATED


By:                                        By:
    ---------------------------------          --------------------------------

Name:                                      Name:
      -------------------------------            ------------------------------

Title:                                     Title:
       ------------------------------             -----------------------------

Date:                                      Date:
      -------------------------------            ------------------------------



By:
    ---------------------------------

Name:
      -------------------------------

Title:
       ------------------------------

Date:
      -------------------------------




Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                       EXHIBIT A


THIS CONVERTIBLE LOAN NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED (OTHER THAN PURSUANT TO RULE 144 OR ANY SIMILAR OR ANALOGOUS RULE OR RULES) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                         FORM OF CONVERTIBLE LOAN NOTE


[   ]                                                         New York, New York
                                                                   April 9, 1997


       FOR VALUE RECEIVED, the undersigned, RIBOZYME PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby promises to pay to SCHERING AKTIENGESELLSCHAFT, a German corporation (the "Note Purchaser"), or its registered assigns, on the Maturity Date (as defined in the Purchase Agreement dated as of April 9, 1997 among the Company, Schering Berlin Venture Corporation and the Note Purchaser, as the same may be amended, modified, extended or restated from time to time, the "Purchase Agreement"), the lesser
of the principal sum of [   ]and the aggregate unpaid principal amount of all
Loans made by the Note Purchaser to the Company pursuant to the Purchase Agreement, in lawful money of the United Sates of America in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at a rate of [ ]per annum (computed on the basis of a 360-day year of twelve 30-day months) payable on the Maturity Date. All capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Purchase Agreement.

       The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate of per annum.

       The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

       All Loans evidenced by this Convertible Loan Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Convertible Loan Note and the Purchase Agreement.

       This Convertible Loan Note is the Convertible Loan Note referred to in the Purchase Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the offset at the discretion of the Note Purchaser of certain Milestone Payments due and payable to the Company from the Note Purchaser pursuant to
Article VIII of the Research Agreement against amounts owed hereunder, and for the amendment or waiver of certain provisions of the Purchase Agreement, all upon the terms and conditions therein specified.

       The Note Purchaser may, at its option, convert all or part of the unpaid principal amount hereunder and accrued interest thereon into Common Stock in accordance with the terms of the Purchase Agreement.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

       THIS CONVERTIBLE LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                           RIBOZYME PHARMACEUTICALS, INC.,

                                           by:
                                              --------------------------------
                                              Name:
                                              Title:





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                               Loans and Payments


                                                               Unpaid
                                                               Principal
                                  Payments of                  Balance           Name of Person
 Date       Amount of Loan        Principal/Interest           of Note           Making Notation
 ----       --------------        ------------------           -------           ---------------






Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                       Exhibit 1




                               Purchase Agreement
                                 April 9, 1997





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                       Exhibit 2



                               Expenses for COGS

Expenses included in, but not limited to, the Party's manufacturing cost:

1.     Direct materials

2. Salaries, wages and benefits of personnel directly engaged in manufacturing the product.

3. Overhead associated with direct production, including, but not limited to:

       a.     Depreciation, leasehold improvements and equipment leases

       b.     Repair and maintenance

       c.     Manufacturing supplies

4.     Reasonable allocable general manufacturing overhead,

       a.     Manufacturing Administration

       b.     Materials Management

       c.     Validation and Calibration

       d.     Documentation and Compliance

       e.     Quality Assurance/Quality Control

       f.     Technical Services

       g.     Regulatory Compliance

5. Reasonable allocable General facilities overhead, including, but not limited to:

       a. Rent, utilities, property tax, insurance and other assigned general facilities' costs

       b.     Purchasing

       c.     Environmental Health and Safety

       d.     Management Information Systems

       e.     Engineering

       f.     Accounting

       g.     Human Resources





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                     Exhibit 4.1


              Schering/Ribozyme Pharmaceuticals Inc. Research Plan

Schering through its Affiliate Berlex Biosciences plans to use Ribozymes generally and specifically in high throughput target validation. There are two principal objectives in this Research Plan:

1.     HIGH THROUGHPUT TARGET VALIDATION USING RIBOZYMES

The Parties we envisage proceeding with this in two phases:

Phase 1 - It is anticipated that Phase 1 will take approximately [ ] to complete and will have two objectives:

(a) Validation of the Use of Ribozymes for target evaluation when only partial sequence information is available for a target mRNA. This will be examined using synthetic Ribozymes administered to cells with lipid based delivery vehicles. This work will be performed at RPI. Ribozymes with demonstrated catalytic activity will be sent to Schering and their effects evaluated in cell based functional assays.

(b) Validation of the use of retroviral vectors for high throughput endogenous delivery of Ribozymes to cells and target evaluation using cell based functional assays. This work will be performed initially at Schering [ ].

Phase 2 will proceed with the use of retroviral vector delivery (Option 1) in a high throughput manner for gene function analysis using target sequences identified from existing data bases, by differential subtraction, or by expression profiling. Alternatively, Option 2 will be pursued using exogenous delivery of synthetic Ribozymes in a high throughput manner. [ ].

2.     CONTRACT SYNTHESIS OF RIBOZYMES SELECTED BY SCHERING

RPI will design and synthesize plasmid or synthetic based Ribozymes for targets selected by Schering. Target sequences identified from full length sequence data will be chosen by Schering. RPI will allocate to this project for the duration of the contract.

 <
       Basic Plan
                           [                 ]
                           /--------------------------/-----------------------------/-------.............>

       Phase 1a [  ]       /--------------------------/   Assessment of use of synthetic
                                                          Ribozymes for target evaluation using
                                                          only partial sequence information
       Phase 1b Schering   /--------------------------/   Validation of use of retroviral
                                                          vectors in high throughput delivery
                                                          of ribozymes
                                                       -------------------------------------.............>
       Phase 2 [ ]          Target validation for newly
                            discovered target sequences
                            using retroviral based
                            delivery of ribozymes
 [ ]
                                   Contract ribozyme synthesis for Schering

Detailed Plan:

Objective 1:  High Throughput Target Validation Using Ribozymes





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

At Schering's request, RPI will design Ribozymes.

Phase 1: (a) Use of synthetic Ribozymes for target validation using partial target sequence information.

       o      [  ]
       o      [  ]
       o      [  ]

SCHERING Provides:
       o A list of partial sequences of selected by searching existing data bases or other sources.
       o      [  ]

RPI Provides:
       o      [  ]
       o      [  ]
       o      [  ]
       o      [  ]
       o      [  ]

Phase 1: (b) Validation of the use of retroviral vectors for high throughput delivery of Ribozymes for target evaluation using cell based functional based assays.

Ribozymes will be designated based upon partial sequence information derived from data base sequence information or from mRNA subtraction or profiling technologies. The synthetic Ribozymes with suitable restriction sites will be cloned into retroviral vectors and used to transfect target cells in a high throughput cell based functional assay. The target gene sequences defined by Ribozymes responding positively in the cell based functional assays will be pursued in secondary confirmatory assays. Schering will then decide whether to implement this technology. [ ]

SCHERING Provides:
       o Sequence information on Ribozymes that reduce the expression of known target sequence genes (control target genes).
       o      High throughout cell based functional assays.
       o      A transient retroviral expression system.
       o      Controls to ensure that the targeted RNA is specifically cleaved.

RPI Provides:
       Following the technology development at SCHERING the technology may be transferred to RPI. In that event, RPI will provide the following:
       o      [  ]
       o      [  ]
       o      [  ]
       o      [  ]



Phase 2: High throughput assay for functional analysis of novel genes based on partial or full length sequence information. [ ].





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Option 1. Retroviral delivery of Ribozymes for high throughput functional analyses of target genes. Contingent upon successful technology development described in phase 1b of the research collaboration, and Schering's election to pursue this approach with RPI the following will be provided:

SCHERING Provides:
       o      [  ]

RPI Provides:
       o      [  ]
       o      [  ]
       o      High throughput cell based functional assays.

The calculations of  [ ] are based on the following:

1.     [  ]
2.     [  ]
3.     [  ]

Option 2.  If Schering elects not to pursue the use of [  ] with RPI, the [  ].

SCHERING Provides:
       o      [  ].

RPI Provides:
       o      [  ].
       o      [  ].

Objective 2:  Contract Synthesis of Ribozymes Selected by Schering

[  ]

SCHERING Provides:
       o      [  ]

RPI Provides:
       o      [  ].
       o      [  ].
              [  ].
              [  ].
              [  ].
              [  ].


3.     QUARTERLY REPORTS

       Quarterly meetings and reports will be one of the vehicles by which Berlex Biosciences will monitor the RPI collaboration on behalf of Schering. Quarterly Reports prepared by RPI will be submitted to Berlex no less than five (5) working days before the quarterly meeting. The Quarterly Reports will include a description of:

       o      Results for previous quarter.

       o The collaboration's progress with respect to Research Plan Milestones and goals.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

              Name, percent of time allocated to the Research Plan and expertise of RPI scientists involved in the program.

       o      Resource expenditures for immediate and next quarter.

              The anticipated allocation of resources and names of RPI scientists, when available, planned to be involved in the program.

4.     COMMUNICATION

       o      Quarterly Reviews

              The Research Committee will meet once a quarter to review the research activities from the quarterly report prepared by RPI. The quarterly review provides an opportunity to review the progress of the collaboration. A written set of goals will be approved by the Research Committee within 15 days following the Quarterly Review for the next quarter. The quarterly reviews shall be held in January, April, July, and October. The review shall be held at alternating sites, the first quarterly review to be held at Berlex during July 1997.

              Members of the Research Committee:

              Schering: [  ], or their representatives.

              RPI:  Members to be named at the first organizational meeting.

       o      Monthly Meetings

              In order to facilitate communication and collaboration between project team scientists at Berlex and RPI, formal monthly meetings between key scientists will take place via face-to-face meetings at alternate sites or via video or teleconference to review the progress of the research.

       o      Informal Contacts

              Schering may informally contact any RPI scientist charging time to the Research Plan during normal business hours.

5.     STAFFING

       In order to foster communication and monitor good faith effort, RPI shall identify all scientists who are spending at least 75% of their time on the research collaboration. Berlex shall be informed within ten
       (10) working days any time a scientist spending more than 75% of his time is added to or removed from the collaboration and a copy of the added scientist's CV sent. It is anticipated that all scientists shall work full time on the collaboration, unless the Research Committee approves otherwise. Time shall only be charged for conducting bench research according to the Research Plan; time shall not be charged for administrative or oversight functions.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                     Exhibit 5.1




                     List of Designated Schering Sequences





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                 Exhibit 15.1(h)


                         Excluded Sequences and Pathway

                                   [   ][   ]





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                 Exhibit 15.1(j)


                    Licenses Granted by RPI to Third Parties


1. Collaboration Research, Development and Commercialization Agreement between RPI and Chiron Corporation dated July 15, 1995.

2. Research and Development Collaboration Agreement between RPI and the Parke-Davis Division of Warner-Lambert Company dated as of April 19, 1993 as amended April 17, 1995 and February 8, 1996.

3.     Agreement dated February 29, 1996 between RPI and Chiron Corporation.

4.     Collaboration Agreement dated May 13, 1996 between RPI and Chiron
       Corporation.

5. Memorandum of Understanding and Agreement dated March 1, 1996 between RPI and DowElanco.

6.     Letter Agreement dated May 22, 1996 between RPI and ALZA Corporation.

7. Research and Development Collaboration Agreement dated December 2, 1996 between RPI and Protogene Laboratories.

8.     License Agreement dated February 14, 1997 between RPI and IntelliGene,
       Ltd.

9. Research Collaboration and Licensing Agreement dated November 1, 1995 between RPI and Pharmacia Biotech, AB.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                 Exhibit 15.1(k)



                        Third Party Sublicense Royalties


None - all sublicense royalties to Competitive Technologies, Inc. are payable by RPI from the royalties it receives.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                                                 Exhibit 15.1(m)



[   ]





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.